EXHIBIT 10.3

REIMBURSEMENT, CREDIT AND SECURITY AGREEMENT

Between

THE YORK WATER COMPANY

and

PNC BANK, NATIONAL ASSOCIATION

Dated as of

May 1, 2008

$12,000,000
Pennsylvania Economic Development Financing Authority
Exempt Facilities Revenue Refunding Bonds,
Series A of 2008
(The York Water Company Project)

TABLE OF CONTENTS

ARTICLE I DEFINITIONS
Section 1.01 Definitions.
Section 1.02 Accounting Principles.
Section 1.03 Rules of Construction.
Section 1.04 Incorporation of Recitals.

ARTICLE II LETTER OF CREDIT AND REIMBURSEMENT
Section 2.01 Issuance of Letter of Credit.
Section 2.02 Reimbursement and Other Payments.
Section 2.03 Transfer; Reduction; Reinstatement.
Section 2.04 Nature of Obligations.
Section 2.05 Indemnification.

ARTICLE III SECURITY
Section 3.01 Security and Subrogation under Indenture.
Section 3.02 Pledge of Rights to Certain Funds and Investments.
Section 3.03 Pledged Bonds.

ARTICLE IV CONDITIONS PRECEDENT
Section 4.01 Closing Fee.
Section 4.02 Documentation.
Section 4.03 Issuance of Bonds.

ARTICLE V REPRESENTATIONS AND WARRANTIES
Section 5.01 Existence.
Section 5.02 Power, Authorization and No Conflicts.
Section 5.03 Governmental and Other Approvals.
Section 5.04 Validity, Binding Effect and Enforceability.
Section 5.05 No Litigation.
Section 5.06 No Violations.
Section 5.07 Reserved.
Section 5.08 No Liens.
Section 5.09 Reserved.
Section 5.10 Financial Condition; No Material Adverse Change.
Section 5.11 Plans and Benefit Arrangements.
Section 5.12 Environmental Compliance.
Section 5.13 Disclosure.
Section 5.14 Anti-Terrorism Laws.
Section 5.15 Incorporation of Representations and Warranties by Reference.
Section 5.16 Use of Proceeds; Margin Stock; Section 20 Subsidiaries.
Section 5.17 Material Adverse Change.
Section 5.18 Condition of and Title to Assets; Status of Leases.
Section 5.19 Insurance.
Section 5.20 Taxes.
Section 5.21 No Event of Default; Compliance with Instruments.
Section 5.22 Patents, Trademarks, Copyrights, Licenses, Etc.

ARTICLE VI GENERAL COVENANTS
Section 6.01 Maintenance of Existence.
Section 6.02 Compliance with Laws, Etc.
Section 6.03 Maintenance of Insurance.
Section 6.04 Compliance with Bond Documents and Other Contracts.
Section 6.05 Visitation Rights.
Section 6.06 Keeping of Books.
Section 6.07 Maintenance of Properties.
Section 6.08 Reporting Requirements.
Section 6.09 Consent Under Bond Documents.
Section 6.10 Reserved.
Section 6.11 Payment of Indebtedness.
Section 6.12 Environmental Covenants.
Section 6.13 Financial Covenants.
Section 6.14 Payments of Taxes and Other Charges.
Section 6.15 Reserved.
Section 6.16 Reserved.
Section 6.17 ERISA.
Section 6.18 Amendments to Bond Documents.
Section 6.19 Liens and Encumbrances.
Section 6.20 Change in Business.
Section 6.21 Limitation on Optional Calls.
Section 6.22 Reserved.
Section 6.23 Anti-Terrorism Laws.

ARTICLE VII RESERVED

ARTICLE VIII DEFAULTS AND REMEDIES
Section 8.01 Defaults.
Section 8.02 Remedies.
Section 8.03 Waivers; Consents.
Section 8.04 No Waiver; Remedies Cumulative.
Section 8.05 Set-Off.

ARTICLE IX GENERAL PROVISIONS
Section 9.01 Notices.
Section 9.02 Successors and Assigns.
Section 9.03 Survival of Covenants.
Section 9.04 Counterparts.
Section 9.05 Costs, Expenses and Taxes.
Section 9.06 Amendments and Waivers.
Section 9.07 Severability; Interest Limitation.
Section 9.08 Complete Agreement.
Section 9.09 Participation.
Section 9.10 Governing Law and Jurisdiction.
Section 9.11 Headings.
Section 9.12 WAIVER OF JURY TRIAL.

EXHIBITS

A           Form of Letter of Credit
B           Requirements for Opinions of Counsel

REIMBURSEMENT, CREDIT AND SECURITY AGREEMENT

THIS REIMBURSEMENT, CREDIT AND SECURITY AGREEMENT (this "Agreement"), made as of the 1st day of May, 2008, between THE YORK WATER COMPANY (the "Borrower"), a corporation organized and existing under the laws of the Commonwealth of Pennsylvania, and PNC BANK, NATIONAL ASSOCIATION (the "Bank"), a national banking association.

RECITALS:

A.           The Pennsylvania Economic Development Financing Authority (the "Issuer") has issued its Exempt Facilities Revenue Refunding Bonds, Series A of 2008 (The York Water Company Project) in the aggregate principal amount of $12,000,000 (the "Bonds") under a Trust Indenture dated as of May 1, 2008 (the "Indenture") between the Issuer and Manufacturers and Traders Trust Company, as Trustee (including any successor trustee, the "Trustee").

B.           Pursuant to a Loan Agreement dated as of May 1, 2008 between the Issuer and the Borrower (the "Loan Agreement"), the proceeds of the Bonds are being applied to refund the Issuer's previously issued Exempt Facilities Revenue Bonds Series B of 2004 (The York Water Company Project) in the outstanding principal amount of $12,000,000.  Under the Loan Agreement, the Borrower is obligated to make loan payments to the Trustee in amounts and at the times corresponding to the debt service and other payments required in respect of the Bonds.

C.           In order to facilitate the issuance and sale of the Bonds and to enhance the marketability of the Bonds and thereby achieve interest cost savings and other savings to the Borrower, the Borrower has asked the Bank to issue its Irrevocable Letter of Credit (together with any substitute letter of credit issued pursuant to the terms hereof, the "Letter of Credit") to the Trustee for the account of the Borrower authorizing the Trustee to make one or more draws on the Bank up to an aggregate of $12,185,425 (as reduced and reinstated from time to time in accordance with the provisions of the Letter of Credit, the "Letter of Credit Amount"), of which originally (i) $12,000,000 shall be in respect of principal of the Bonds (as more fully defined in Section 1.01, the "Principal Component", and (ii) $185,425 (as more fully defined in Section 1.01, the "Interest Component") shall be in respect of accrued interest on the Bonds.  The purpose of the Letter of Credit is to provide funds for the payment of principal of and interest on the Bonds and the purchase price of Bonds which have been tendered pursuant to the tender option provisions thereof and of the Indenture to the extent remarketing proceeds or other funds are not available therefor in accordance with the provisions of the Indenture.

D.           The Bank is willing to issue the Letter of Credit upon the terms and conditions hereinafter set forth.

NOW THEREFORE, in consideration of the foregoing and the undertakings herein set forth and intending to be legally bound, the Borrower and the Bank hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01 Definitions.

(a) Terms Defined in Recitals.  In this Agreement (except as otherwise expressly provided for or unless the context otherwise requires), the following terms have the meanings specified in the foregoing recitals:

Agreement
Bank
Bonds
Borrower
Indenture
Interest Component
Issuer
Letter of Credit
Letter of Credit Amount
Loan Agreement
Principal Component
Trustee

(b) Other Defined Terms.  The following terms shall have the meanings specified in this Article, unless the context otherwise requires:

"Affiliate" means (i) any Person included with the Borrower in a controlled group of corporations within the meaning of Section 414(b) of the Code and (ii) any trade or business (whether or not incorporated or for-profit) which is under common control with the Borrower within the meaning of Section 414(c) of the Code.

"Alternate Credit Facility" shall have the meaning assigned to such term in the Indenture.

"Anti-Terrorism Laws" shall mean any Laws relating to terrorism or money laundering, including Executive Order No. 13224, the USA Patriot Act, the Laws comprising or implementing the Bank Secrecy Act, and the Laws administered by the United States Treasury Department's Office of Foreign Asset Control (as any of the foregoing Laws may from time to time be amended, renewed, extended, or replaced).

"Authorized Person" means the President and Chief Executive Officer or the Chief Financial Officer and Treasurer of the Borrower.

"Bank Documents" means this Agreement, the Letter of Credit and any other agreements or instruments relating to this Agreement or the Letter of Credit.

"Base Rate" shall mean a fluctuating rate of interest per annum, calculated on the basis of a 360-day year, and the actual number of days, equal to the higher of the Prime Rate or the Overnight Effective Federal Funds Rate for such day plus .50%.

"Benefit Arrangement" shall mean at any time an "employee benefit plan," within the meaning of Section 3(3) of ERISA, which is neither a Plan nor a Multiemployer Plan and which is maintained, sponsored or otherwise contributed to by any member of the ERISA Group.

"Blocked Person" shall have the meaning ascribed to such term in Section 5.14.

"Bond Documents" means the Bonds, the Indenture, the Letter of Credit, the Loan Agreement, the Remarketing Agreement and any other agreements or instruments relating thereto.

"Business Day" means any day other than (i) a Saturday or Sunday, (ii) a day on which commercial banking institutions in Pittsburgh, Pennsylvania or in any other city where either the principal corporate trust office of the Trustee or the office of the Bank at which drafts are to be presented under the Letter of Credit is located are required or authorized by law (including executive order) to close or on which any such office is closed for reasons not related to financial condition, or (iii) a day on which the New York Stock Exchange is closed.

"Code" means the Internal Revenue Code of 1986 and the rules and regulations thereunder, including any amendments and successor provisions thereto.

"Contamination" means the uncontained presence of Hazardous Substances at the Borrower's Facilities, or arising from the Premises, which may require remediation under any applicable Law.

"Date of Issuance" means the date on which the Letter of Credit is issued upon request of the Borrower pursuant to Section 2.01.

"Default" means any event or occurrence that, with the giving of notice, the passage of time or both, would become an Event of Default.

"Default Rate" shall mean a fluctuating rate of interest equal to the Base Rate plus two (2%) percent per annum.

"Drawing" has the meaning assigned to that term in the Letter of Credit.

"Drawing Date" means the date on which the Bank honors a Drawing.

"Environmental Complaint" shall mean any written complaint setting forth a cause of action for personal or property damage, natural resource damage or equitable relief, order, notice of violation, citation, request for information issued pursuant to any Environmental Laws by an Official Body, subpoena or other written notice of any type relating to, arising out of, or issued pursuant to, any of the Environmental Laws or any Environmental Conditions, as the case may be.

"Environmental Conditions" shall mean any conditions of the environment, including the workplace, the ocean, natural resources (including flora or fauna), soil, surface water, groundwater, any actual or potential drinking water supply sources, substrata or the ambient air, relating to or arising out of, or caused by, the use, handling, storage, treatment, recycling, generation, transportation, release, spilling, leaking, pumping, emptying, discharging, injecting, escaping, leaching, disposal, dumping, threatened release or other management or mismanagement of Regulated Substances resulting from the use of, or operations on, any Premises.

"Environmental Laws" means all provisions of Laws, permits, licenses, awards and standards promulgated by any Official Body relating to pollution or protection of human health or the environment or employee safety in the work place.

"ERISA" means the Employee Retirement Income Security Act of 1974, as it may from time to time be amended, supplemented or otherwise modified, or any successor legislation, and the rules and regulations thereunder.

"ERISA Group" shall mean, at any time, the Borrower and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control and all other entities which, together with the Borrower, are treated as a single employer under Section 414 of the Internal Revenue Code.

"Event of Default" shall have the meaning assigned to such term in Section 8.01.

"Executive Order No. 13224" shall mean the Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, as the same has been, or shall hereafter be, renewed, extended, amended or replaced.

"Expiration Date" has the meaning assigned to such term in the Letter of Credit.

"Final Payment Drawing" has the meaning assigned to such term in the Letter of Credit.

"Financial Statements" means the Borrower's consolidated and consolidating balance sheets and statements of income and cash flows for the year or quarter prepared in accordance with GAAP on a basis consistent with prior years, unless specifically noted thereon.

"Fiscal Year" means the annual accounting year of the Borrower, which currently begins on January 1 in each calendar year.

"Funded Debt" shall have the meaning set forth in Section 6.13.

"GAAP" means generally accepted accounting principles consistently applied on a consistent basis both as to classification of items and amounts.

"Indebtedness" means individually and collectively (i) all obligations and indebtedness of the Borrower for borrowed money including but not limited to the Obligations; (ii) all obligations of the Borrower evidenced by bonds, debentures, notes, or similar instruments; (iii) all obligations of the Borrower under conditional sale or other title retention agreements relating to property purchased by the Borrower; (iv) all obligations of the Borrower issued or assumed as the deferred purchase price of property or services; (v) all obligations of the Borrower under capitalized leases; (vi) all obligations of the Borrower with respect to letters of credit (including the Letter of Credit), whether matured or contingent; (vii) all obligations of the Borrower under any agreement or arrangement designed to provide protection against fluctuations in interest rates; (viii) all obligations of others secured by any Lien on property or assets owned or acquired by the Borrower, whether or not the obligations secured thereby have been assumed; and (ix) all guaranties of the Borrower; provided, however, that "Indebtedness" shall not include the Borrower's accounts payable incurred in the ordinary course of business if those accounts payable do not constitute obligations to repay borrowed money.

"Indemnified Party" shall have the meaning assigned to such term in Section 2.05.

"Ineligible Securities" shall mean any security which may not be underwritten or dealt in by member banks of the Federal Reserve System under Section 16 of the Banking Act of 1933 (12 U.S.C. Section 24, Seventh), as amended.

"Interest Component" shall have the meaning assigned to such term in the Letter of Credit.

"Interest Trigger Date" shall have the meaning assigned to such term in Section 2.02(b)(i).

"Interest Drawing" shall have the meaning assigned to such term in the Letter of Credit.

"Law" means any law, statute, rule, regulation, treaty, ordinance, order, writ, injunction, decree, judgment, guideline, directive or decision of any Official Body, including any Environmental Law, whether in existence on the date hereof or whether issued, enacted or adopted after the date hereof, and any change therein or in the interpretation or application thereof following the date hereof.

"Letter of Credit Fee" shall have the meaning set forth in Section 2.02(d).

"LIBOR" shall mean, for each Reset Date, the interest rate per annum determined by the Bank by dividing (i) the rate which appears on the Bloomberg Page BBAM1 (or on such other substitute Bloomberg page that displays rates at which US dollar deposits are offered by leading banks in the London interbank deposit market), or the rate which is quoted by another source selected by the Bank which has been approved by the British Bankers’ Association as an authorized information vendor for the purpose of displaying rates at which US dollar deposits are offered by leading banks in the London interbank deposit market (an "Alternate Source"), at approximately 11:00 a.m., London time, two (2) Business Days prior to such Reset Date, as the one (1) month London interbank offered rate for U.S. Dollars commencing on such Reset Date (or if there shall at any time, for any reason, no longer exist a Bloomberg Page BBAM1 (or any substitute page) or any Alternate Source, a comparable replacement rate determined by the Bank at such time (which determination shall be conclusive absent manifest error)), by (ii) a number equal to 1.00 minus the LIBOR Reserve Percentage.  LIBOR shall be adjusted on and as of (a) each Reset Date, and (b) the effective date of any change in the LIBOR Reserve Percentage.  The Bank shall give prompt notice to the Borrower of LIBOR as determined or adjusted in accordance herewith, which determination shall be conclusive absent manifest error.

"LIBOR Reserve Percentage" shall mean the maximum effective percentage in effect on such day as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the reserve requirements (including, without limitation, supplemental, marginal and emergency reserve requirements) with respect to eurocurrency funding (currently referred to as "Eurocurrency liabilities").

"Lien" means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any capitalized lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction).

"Liquidity Drawing" has the meaning assigned to such term in the Letter of Credit.

"Liquidity Period" means the period beginning on the date hereof and terminating on the first to occur of (i) the Expiration Date, or (ii) the first date on which there are no longer any Bonds Outstanding other than Bonds secured by an Alternate Credit Facility.

"Material Adverse Change" means any set of circumstances or events which (i) has or could reasonably be expected to have any material adverse effect whatsoever upon the validity or enforceability of any of the Transaction Documents, (ii) is or could reasonably be expected to be material and adverse to the business, properties, assets, financial condition, results of operations or prospects of the Borrower, (iii) impairs materially or could reasonably be expected to impair materially the ability of the Borrower to duly and punctually pay or perform the Obligations, or (iv) impairs materially or could reasonably be expected to impair materially the ability of the Bank to enforce the Bank's legal remedies pursuant to any of the Bank Documents.

"Multiemployer Plan" shall mean any employee benefit plan which is a "multiemployer plan" within the meaning of Section 4001(a)(3) of ERISA and to which the Borrower or any member of the ERISA Group is then making or accruing an obligation to make contributions or, within the preceding five Plan years, has made or had an obligation to make such contributions.

"Multiple Employer Plan" shall mean a Plan which has two or more contributing sponsors (including the Borrower or any member of the ERISA Group) at least two of whom are not under common control, as such a plan is described in Sections 4063 and 4064 of ERISA.

"Net Income" shall have the meaning given it in Section 6.13.

"Obligations" means all loans, advances, debts, liabilities, obligations, covenants and duties owing from the Borrower to the Bank or to any other direct or indirect subsidiary of The PNC Financial Services Group, Inc., of every kind or nature, present or future (including any interest accruing thereon after maturity, or after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), including those evidenced by or described in the Bank Documents, whether or not evidenced by any note, guaranty or other instrument, whether arising under any agreement, instrument or document, whether or not for the payment of money, whether arising by reason of an extension of credit, opening of a letter of credit, loan, equipment lease or guarantee, under any interest or currency swap, future, option or other interest rate protection or similar agreement, or in any other manner, whether arising out of overdrafts on deposit or other accounts or electronic funds transfers (whether through automated clearing houses or otherwise) or out of the Bank's non-receipt of or inability to collect funds or otherwise not being made whole in connection with depository transfer check or other similar arrangements, whether direct or indirect (including those acquired by assignment or participation), absolute or contingent, joint or several, due or to become due, now existing or hereafter arising, and any amendments, extensions, renewals or increases and all costs and expenses of the Bank incurred in the documentation, negotiation, modification, enforcement, collection or otherwise in connection with any of the foregoing, including reasonable attorney's fees and expenses.

"Official Body" means any national, federal, state, local or other government or political subdivision or any agency, authority, bureau, central bank, commission, department or instrumentality of either, or any court, tribunal, grand jury or arbitrator, in each case whether foreign or domestic.

"Outstanding" when applied to the Bonds shall have the meaning assigned to such term in the Indenture.

"Overnight Effective Federal Funds Rate" for any day shall mean the rate per annum (based on a year of 360 days and actual days elapsed and rounded to the nearest 1/100 of 1%) announced by the Federal Reserve Bank of New York (or any successor) on such day as being the weighted average of the rates on overnight federal funds transactions arranged by federal funds brokers on the previous trading day, as computed and announced by such Federal Reserve Bank (or any successor) in substantially the same manner as such Federal Reserve Bank computes and announced the weighted average it refers to as the "Federal Funds Effective Rate" as of the date of this Agreement, provided, if such Federal Reserve Bank (or its successor) does not announce such rate on any day, the "Federal Funds Effective Rate" for such day shall be the Federal Funds Effective Rate for the last day on which such rate was announced.

"Participating Banks" shall have the meaning assigned to such term in Section 9.09.

"PBGC" means the Pension Benefit Guaranty Corporation established pursuant to ERISA.

"Permitted Liens" means:

(i)           Liens in favor of the Bank; and

(ii)           Excepted Encumbrances as defined in the Loan Agreement.

"Person" shall mean any individual, sole proprietorship, corporation, partnership, limited liability company, association, joint-stock company, trust, unincorporated organization, association, joint venture, Official Body or agency thereof, or any other entity.

"Plan" shall mean at any time an employee pension benefit plan (including a Multiple Employer Plan, but not a Multiemployer Plan) which is covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Internal Revenue Code and either (i) is maintained by any member of the ERISA Group for employees of any member of the ERISA Group or (ii) has at any time within the preceding five years been maintained by any entity which was at such time a member of the ERISA Group for employees of any entity which was at such time a member of the ERISA Group.

"Pledged Bonds" means any Bonds delivered to or for the account of the Bank in connection with a Liquidity Drawing under the Letter of Credit.

"Premises" shall mean any real property owned or leased by the Borrower.

"Prime Rate" means the rate of interest publicly announced by the Bank from time to time as the Prime Rate of the Bank effective in Pittsburgh, Pennsylvania, adjusted as of the date of an announcement in Pittsburgh, Pennsylvania of any change in such Prime Rate.  The Prime Rate is determined from time to time by the Bank as a means of pricing some loans to its borrowers and neither is tied to any external rate of interest or index, nor necessarily reflects the lowest rate of interest actually charged by the Bank to any particular class or category of customer.  If and when the Prime Rate changes, the rate of interest with respect to any amounts hereunder to which the Prime Rate applies will change automatically without notice to the Borrower, effective on the date of any such change.

"Principal Component" shall have the meaning assigned to such term in the Letter of Credit.

"Principal Drawing" shall have the meaning assigned to such term in the Letter of Credit.

"Prohibited Transaction" shall mean any prohibited transaction as defined in Section 4975 of the Internal Revenue Code or Section 406 of ERISA for which neither an individual nor a class exemption has been issued by the United States Department of Labor.

"Regulated Substances" means any substance, including any solid, liquid, semisolid, gaseous, thermal, thoriated or radioactive material, refuse, garbage, wastes, chemicals, petroleum products, by-products, coproducts, impurities, dust, scrap, heavy metals, defined as a "hazardous substance," "pollutant," "pollution," "contaminant," "hazardous or toxic substance," "extremely hazardous substance," "toxic chemical," "toxic waste," "hazardous waste," "industrial waste," "residual waste," "solid waste," "municipal waste," "mixed waste," "infectious waste," "chemotherapeutic waste," "medical waste," or regulated substance or any related materials, substances or wastes as now or hereafter defined pursuant to any Environmental Laws or other directives of any Official Body, the generation, manufacture, extraction, processing, distribution, treatment, storage, disposal, transport, recycling, reclamation, use, reuse, spilling, leaking, dumping, injection, pumping, leaching, emptying, discharge, escape, release or other management or mismanagement of which is regulated by the Environmental Laws.

"Remarketing Agent" means PNC Capital Markets LLC, and any successor in such capacity pursuant to the Indenture.

"Remarketing Agreement" means the Remarketing Agent's agreement with the Borrower to perform its duties as Remarketing Agent under the Indenture.

"Reset Date" shall mean (i) an Interest Trigger Date, and (ii) subject to the proviso below, the first day of every month thereafter, provided that: (a) if any such day is not a Business Day, then the first succeeding day that is a Business Day shall instead apply, unless that day falls in the next succeeding calendar month, in which case the next preceding day that is a Business Day shall instead apply, and (b) if any such day is a day of a calendar month for which there is no numerically corresponding day in certain other months (each, a "Non-Conforming Month"), then any Reset Date that falls within a Non-Conforming Month shall be the last day of such Non-Conforming Month.

"Scheduled Expiration Date" has the meaning assigned to such term in the Letter of Credit.

"Section 20 Subsidiary" means the Subsidiary of the bank holding company controlling the Bank, which Subsidiary has been granted authority by the Federal Reserve Board to underwrite and deal in certain Ineligible Securities.

"State" means the Commonwealth of Pennsylvania.

"Transaction Documents" means the Bank Documents and the Bond Documents, and all extensions, renewals, amendments, substitutions and replacements to and of any of the foregoing.

"Uniform Commercial Code" means the Uniform Commercial Code as adopted and in effect from time to time in the State, except when the provisions of the Uniform Commercial Code as adopted in another jurisdiction are applicable due to the location of any Collateral in such other jurisdiction.

"USA Patriot Act" shall mean the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56, as the same has been, or shall hereafter be, renewed, extended, amended or replaced.

Section 1.02 Accounting Principles

.  Except as otherwise provided in this Agreement, all computations and determinations as to accounting or financial matters and all financial statements to be delivered pursuant to this Agreement shall be made and prepared in accordance with GAAP (including principles of consolidation where appropriate), and all accounting or financial terms shall have the meanings ascribed to such terms by GAAP; provided, however, that all accounting terms used in Article VI shall have the meaning given to such terms under GAAP as in effect on the date hereof applied on a basis consistent with those used in preparing the Financial Statements referred to in Section 6.08.  In the event of any change after the date hereof in GAAP, and if such change would result in the inability to determine compliance with the financial covenants (if any) set forth in Article VI based upon the Borrower's regularly prepared financial statements by reason of the preceding sentence, then the parties hereto agree to endeavor, in good faith, to agree upon an amendment to this Agreement that would adjust such financial covenants in a manner that would not affect the substance thereof, but would allow compliance therewith to be determined in accordance with the Borrower's financial statements at that time.

Section 1.03 Rules of Construction.

(i) Except as otherwise specified, all references in any Bank Document (A) to any Person shall be deemed to include such Person's heirs, executors, administrators, successors and assigns, (B) to any Law shall be deemed references to such Law as the same may have been or may be amended, supplemented or replaced from time to time, and (C) to any Transaction Document defined or referred to herein shall be deemed references to such Transaction Document as the terms thereof may have been or may be amended, supplemented, waived or otherwise modified from time to time.

(ii) When used in any Bank Document, the words "herein", "hereof" and "hereunder" and words of similar import shall refer to such Bank Document as a whole and not to any particular provision of such Bank Document, and the words "Article", "Section", "Subsection", "Schedule", "Exhibit" and "Annex" shall refer to Articles, Sections and Subsections of, and Schedules, Exhibits and Annexes to, such Bank Document, unless otherwise specified.

(iii) When used in any Bank Document, the word "including" means "including without limitation".

(iv) Whenever the context so requires, in all Bank Documents the use of or reference to any gender includes the masculine, feminine and neuter genders, and all terms used in the singular shall have comparable meanings when used in the plural, and vice versa.

(v) All references in any Bank Document to any time of the day shall be references to Eastern standard time or Eastern daylight savings time, as in effect in the State on such day.

Section 1.04 Incorporation of Recitals.

  The recitals at the beginning of this Agreement or any other Bank Documents are incorporated into and made a material part of this Agreement or such other Bank Document, as the case may be.

ARTICLE II

LETTER OF CREDIT AND REIMBURSEMENT

Section 2.01 Issuance of Letter of Credit.

  The Borrower hereby requests the Bank to issue the Letter of Credit to the Trustee.  Subject to the conditions precedent hereinafter set forth, the Bank will issue to the Trustee pursuant to the request of the Borrower, on the date of execution and delivery of this Agreement, the Letter of Credit in the Letter of Credit Amount and substantially in the form attached hereto as Exhibit A.  The Interest Component of the Letter of Credit has been established on the basis of 47 days' interest on the Bonds and a 365-day year, at an assumed maximum interest rate of 12% per annum.  The Letter of Credit shall be effective on the Date of Issuance and shall expire at 5:00 p.m. on the Expiration Date.  On or prior to the initial anniversary date of the Letter of Credit and on each anniversary date thereafter, the Bank may elect, at its sole option, to extend the Scheduled Expiration Date with respect to the Letter of Credit for one (1) additional year, it being understood that the Bank shall have no obligation to grant any such extension.  The Bank shall notify the Borrower, in writing, at least ninety (90) days prior to the Scheduled Expiration Date in the event the Bank does not grant any such extension.  Any such extension shall be subject to the mutual agreement of the Borrower and the Bank as to any fees to be applicable to the period of extension.  All Drawings will be paid with the Bank's own funds.

Section 2.02 Reimbursement and Other Payments.

(a) Reimbursement.  The Borrower hereby agrees to pay or cause to be paid to the Bank:

(i) a sum equal to each amount drawn under the Letter of Credit by an Interest Drawing or a Principal Drawing (in each case for interest or principal due on the Bonds other than by reason of a Liquidity Drawing), on the same Business Day after such Drawing is honored;

(ii) a sum equal to each amount drawn against the Interest Component of the Letter of Credit Amount by a Liquidity Drawing (A) in the case of any such amount drawn on an Interest Payment Date (as defined in the Indenture) of the Bonds being purchased with the proceeds of such Liquidity Drawing on the same Business Day after such Drawing is honored, and (B) in all other cases, on the first to occur of (1) the fourteenth (14) month anniversary of the date on which said Drawing is honored, (2) the date on which the Bonds purchased with the proceeds of such Liquidity Drawing, after the Bank has honored such Drawing, are remarketed by the Remarketing Agent and the proceeds thereof delivered to the Trustee, (3) the date on which the Bonds purchased with the proceeds of such Liquidity Drawing are redeemed or otherwise paid in full, (4) the date the Liquidity Period terminates, or (5) the occurrence of an Event of Default;

(iii) a sum equal to each amount drawn against the Principal Component of the Letter of Credit Amount by a Liquidity Drawing, on the first to occur of (A) the fourteenth (14) month anniversary of the date of which said Drawing is honored, (B) the date on which the Bonds purchased with the proceeds of such Liquidity Drawing, after the Bank has honored such Drawing, are remarketed by the Remarketing Agent and the proceeds thereof are delivered to the Trustee, (C) the date on which the Bonds purchased with the proceeds of Liquidity Drawing, after the Bank has honored such Drawing, are redeemed or otherwise paid in full, (D) the date the Liquidity Period terminates, or (E) the occurrence of an Event of Default; and

(iv) a sum equal to each amount drawn under the Letter of Credit by Final Payment drawing, on the same Business Day after such Drawing is honored.

The Bank agrees to give telephonic notice to the Borrower on the day that the Bank receives notice from the Trustee for each Drawing.

(b) Interest; Default Rate

(i) All sums payable to the Bank under Section 2.02(a) shall bear interest, from the Drawing Date until such sums are paid in full (it being understood and agreed that any sum paid to the Bank after 3:00 p.m. on a Business Day shall bear interest as if it was paid at 9:00 a.m. on the next following Business Day), at a fluctuating rate per annum (computed for the actual number of days elapsed, based on a 360 day year) equal to the Base Rate; provided that any sum payable to the Bank under subparagraph (ii) (B) or (iii) of Section 2.02(a) which is outstanding in excess of five (5) days (the "Interest Trigger Date") shall thereafter bear interest at a fluctuating rate per annum (computed for the actual number of days elapsed, based on a 360 day year) equal to the lesser of (i) the Base Rate or (ii) LIBOR in effect on each Reset Date plus one and one half percent (1.5%), as determined by the Bank on the Interest Trigger Date, until such sum or interest and all other amounts due and payable under this Agreement have been paid in full.  Interest accruing pursuant to this Section 2.02(b) shall be due and payable on the first Business Day of each calendar month after the Drawing Date and on the date the respective sum is paid.  All payments under Sections 2.02(a) and 2.02(b) shall be applied first to the payment of interest due and payable under this Section 2.02(b) and then to the reduction of the principal balance of sums due and payable under Section 2.02(a).

(ii) Upon the occurrence and during the continuance of an Event of Default, (a) any sum payable to the Bank hereunder shall bear interest at the Default Rate, and (b) the Letter of Credit Fee shall be increased to two and three quarters of one percent (2.75%) per annum.  The Default Rate and the increased Letter of Credit Fee payable hereunder shall accrue before and after any judgment has been entered.  The Borrower acknowledges that the increased Letter of Credit Fee and the Default Rate provided for herein reflect, among other things, the fact that, upon default, the Letter of Credit shall have become a substantially greater risk given its default status and that the Bank is entitled to additional compensation for such risk.

(c) Closing Fee.  On the date of execution hereof, the Borrower shall pay to the Bank a closing fee of $5,000.

(d) Commitment Fees.  On June 1, 2008 and monthly in arrears on the first day of each month thereafter so long as any credit remains available to the Trustee under the Letter of Credit and on the Expiration Date or in the event the Borrower obtains an Alternate Credit Facility, the Borrower shall pay to the Bank, upon receipt of the Bank's invoice therefor,  a Letter of Credit commitment fee (the "Letter of Credit Fee") computed at the rate of three quarters of one percent (.75%) per annum on the average daily Letter of Credit Amount during the preceding month (or portion thereof in the case of the first such payment and in the case of a termination of the Letter of Credit on a day other than the last day of a month); provided that for purposes of computing such average daily Letter of Credit Amount the Letter of Credit Amount shall be treated as having been reinstated with respect to Interest Drawings on the day the Bank received reimbursement therefor, unless the Bank has given written notice to the Trustee pursuant to paragraph 5 of the Letter of Credit that such reinstatement shall not occur.  Computations of Letter of Credit commitment fees under this Section shall be for the actual number of days in the applicable period, based on a 360 day year.

(e) Transaction and Transfer Charges and Expenses.  The Borrower shall pay to the Bank all reasonable transaction charges that the Bank may make for Drawings under the Letter of Credit, including without limitation a negotiation/payment fee of $100.  Such transaction charges shall be payable monthly at the same times as the fees described in Section 2.02(d) hereof are payable, upon submission to the Borrower by the Bank of the Bank's bill therefor.  In addition, the Borrower shall pay to the Bank on demand any and all reasonable charges and expenses which the Bank may pay or incur relative to the Letter of Credit including without limitation a billing fee of $50 (not applicable if a direct deposit account of the Borrower is debited by the Bank), and an amendment fee of $100.  The Borrower shall pay to the Bank upon each transfer of the Letter of Credit in accordance with its terms a transfer fee equal to $500, together with any and all costs and expenses of the Bank incurred in connection with such transfer.

(f) Increased Costs.

(i) If after the date of this Agreement any enactment, promulgation or adoption of or change in any applicable foreign or domestic law, treaty regulation or rule or in the interpretation or administration thereof by any Official Body charged with the interpretation or administration thereof, or compliance by the Bank with any guideline, request or directive issued after the date hereof (whether or not having the force of law) of any such Official Body, shall either (A) impose, modify or deem applicable any reserve, special deposit, capital, compulsory loan, FDIC insurance assessment or similar requirement (including without limitation a guideline, request or directive which affects the manner in which the Bank allocates capital resources to its commitments, including its obligations under this Agreement and the Letter of Credit), (B) subject the Bank to any tax, deduction or withholding or change the basis of taxation of the Bank (other than a change in a rate of tax based on overall net income of the Bank), (C) cause or deem letters of credit to be assets held by the Bank and/or deposits on its books, or (D) impose on the Bank any other condition regarding this Agreement or the Letter of Credit, and the result of any event referred to in clause (A), (B), (C) or (D) of this sentence shall be to increase the direct or indirect cost to the Bank of issuing or maintaining the Letter of Credit or the Bank's obligations under this Agreement or to reduce the amounts receivable by the Bank hereunder or to reduce the rate of return on the capital of the Bank in connection with this Agreement (which increase in costs, reduction in amounts receivable or reduction in rate of return shall be determined by the Bank's reasonable allocation of such cost increase, reduction in amounts receivable or reduction in rate of return resulting from such event), then within ten (10) Business Days after written demand by the Bank, the Borrower shall pay to the Bank, from time to time as specified by the Bank, additional amounts that in the aggregate shall be sufficient to compensate the Bank for such increased cost, reduction in amounts receivable or reduction in rate of return.  A certificate as to such increased cost, reduction in amounts receivable or reduction in rate of return submitted by the Bank to the Borrower setting forth the Bank's calculation thereof, shall in absence of manifest error, be conclusive and binding for all purposes.

(ii) If after the date of this Agreement the Bank shall have determined that any enactment, promulgation or adoption of or change in any applicable foreign or domestic law, regulation, rule or guideline regarding capital adequacy, or in the interpretation or administration thereof, by any Official Body charged with the interpretation or administration thereof, or compliance by the Bank (or any controlling affiliate) with any guideline, request or directive regarding capital adequacy (whether or not having the force of law and whether or not failure to comply thereunder would be unlawful) of any such Official Body, affects or would affect the amount of capital required or expected to be maintained by the Bank (or any controlling affiliate) and the Bank determines, on the basis of reasonable allocations, that the amount of such capital is increased by or is based on its issuance or maintenance of the Letter of Credit or the Bank's obligations under this Agreement, then, within ten (10) Business Days after demand by the Bank, the Borrower shall pay to the Bank, from time to time as specified by the Bank, additional amounts sufficient to compensate the Bank therefor.  A certificate as to such additional amounts submitted to the Borrower by the Bank setting forth the Bank's calculation thereof, shall, in the absence of manifest error, be conclusive and binding for all purposes.

(iii) In addition, the Borrower agrees to indemnify the Bank against any liabilities, losses or expenses (including, without limitation, loss of margin, any loss or expense sustained or incurred in liquidating or employing deposits from third parties, and any loss or expense incurred in connection with funds acquired to effect, fund or maintain any amounts hereunder (or any part thereof) bearing interest based on LIBOR) which the Bank sustains or incurs as a consequence of either (i) the Borrower’s failure to make a payment on the due date thereof, (ii) the Borrower’s revocation (expressly, by later inconsistent notices or otherwise) in whole or in part of any notice given to Bank to request, convert, renew or prepay any amounts bearing interest based on LIBOR, or (iii) the Borrower’s payment or prepayment (whether voluntary, after acceleration of obligations hereunder or otherwise) or conversion of any amounts bearing interest based on LIBOR on a day other than the regularly scheduled due date therefor.  A notice as to any amounts payable pursuant to this paragraph given to the Borrower by the Bank shall, in the absence of manifest error, be conclusive and shall be payable upon demand. The Borrower’s indemnification obligations hereunder shall survive the payment in full of all amounts payable hereunder.

(g) LIBOR Unascertainable.  If the Bank determines (which determination shall be final and conclusive) that, by reason of circumstances affecting the eurodollar market generally, deposits in dollars (in the applicable amounts) are not being offered to banks in the eurodollar market for the selected term, or adequate means do not exist for ascertaining LIBOR, then the Bank shall give notice thereof to the Borrower.  Thereafter, until the Bank notifies the Borrower that the circumstances giving rise to such suspension no longer exist, (a) the availability of LIBOR shall be suspended, and (b) the interest rate for all amounts outstanding under this Agreement to which LIBOR would otherwise apply shall be converted on the next succeeding Reset Date to a rate of interest per annum equal to the Base Rate.

In addition, if, after the date of this Agreement, the Bank shall determine (which determination shall be final and conclusive) that any enactment, promulgation or adoption of or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by a governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Bank with any guideline, request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall make it unlawful or impossible for the Bank to make or maintain or fund loans based on LIBOR, the Bank shall notify the Borrower.  Upon receipt of such notice, until the Bank notifies the Borrower that the circumstances giving rise to such determination no longer apply, (a) the availability of LIBOR shall be suspended, and (b) the interest rate on all amounts outstanding under this Agreement shall be converted to the Base Rate either (i) on the next succeeding Reset Date if the Bank may lawfully continue to maintain or fund loans based on LIBOR to such day, or (ii) immediately if the Bank may not lawfully continue to maintain or fund loans based on LIBOR.

(h) General Interest Accrual; Place of Payment.  Except as otherwise provided in Section 2.02(a) or (b), all payments to the Bank under this Agreement shall be accompanied by interest thereon, from the date such payments become due until they are paid in full, at a fluctuating rate per annum (computed for the actual number of days elapsed, based on a 360-day year) equal to the sum of the Base Rate; provided during the existence of any Event of Default, any amount which is due and payable to the Bank under this Agreement shall thereafter bear interest at a fluctuating rate per annum (computed for the actual number of days elapsed, based on a 360-day year) equal to the Default Rate.  All payments by the Borrower to the Bank under this Agreement shall be made in lawful currency of the United States at the Bank at 3rd Floor, Firstside Center, 500 Fifth Avenue, Pittsburgh, PA 15219 Attention: Trade Services Operations, or at such other address and to the attention of such other person as the Bank may stipulate by written notice to the Borrower, or by a wire transfer in immediately available funds from the Borrower to the Bank in accordance with written wire instructions given to the Borrower by the Bank.  All reimbursement payments under Section 2.02(a) shall be made in immediately available funds.

Section 2.03 Transfer; Reduction; Reinstatement.

(a) Transfer.  The Letter of Credit may be transferred in accordance with paragraph 8 of the Letter of Credit.

(b) Reduction.  The Letter of Credit Amount and the respective Principal Component and Interest Component thereof shall be automatically reduced as specified in paragraph 5 of the Letter of Credit.  With respect to any reductions of the Letter of Credit Amount pursuant to the terms of the Letter of Credit as a result of Bonds ceasing to be Outstanding, the Bank shall have the right, at its option, to require the Trustee to promptly surrender the outstanding Letter of Credit to the Bank and to accept in substitution therefor a letter of credit in the form of Exhibit A attached hereto, dated the date of such substitution, for an amount equal to the Letter of Credit Amount as so reduced, but otherwise having terms identical to the then outstanding Letter of Credit.

(c) Reinstatement.  In the event of an Interest Drawing under the Letter of Credit, the Interest Component of the Letter of Credit Amount shall, as provided in paragraph 5(a) of the Letter of Credit and subject to the conditions therein set forth, be automatically reinstated by an amount equal to the amount of such drawing.  In the event of a Liquidity Drawing under the Letter of Credit, the Principal Component and Interest Component of the Letter of Credit Amount shall, as provided in paragraph 5(b) of the Letter of Credit, be reinstated with respect to such drawing (A) automatically when and to the extent that (i) the Bank has received reimbursement for such drawing in immediately available funds (or the Trustee has received immediately available funds which, pursuant to Section 2B.1(g) or Section 2B.2(f) of the Indenture, as applicable, the Trustee will immediately remit to the Bank as reimbursement for such drawing), and (ii) the Trustee has delivered a certificate to the Bank in respect of such reinstatement in the form required by paragraph 5(b) of the Letter of Credit, or (B) when and to the extent the Bank, at its option, upon the Borrower's request, advises the Trustee in writing that such reinstatement shall occur, it being understood that the Bank shall have no obligation to grant any such reinstatement except as set forth in clause (A) of this sentence.

Section 2.04 Nature of Obligations.

(a) The Borrower's obligations to the Bank under this Agreement are absolute, unconditional, and irrevocable, and shall be payable in accordance with the terms hereof irrespective of any one or more of the following circumstances:

(i) the form, validity, sufficiency, accuracy, enforceability, genuineness, or effect, or any lack thereof, of the Letter of Credit or any draft, this Agreement, any other Bank Document, or any other document, instrument, or agreement presented in connection with or relating to any of the foregoing, including any signatures or endorsements thereon, even if any such documents, instruments, or agreements should in fact prove to be invalid, insufficient, inaccurate, fraudulent, or forged and even if the Bank or any of its correspondents shall have been notified thereof;

(ii) any failure of any draft to bear reference or adequate reference to the Letter of Credit or of any document to accompany a draft or any failure to forward any document separately from a related draft;

(iii) errors, omissions, interruptions, or delays in transmission or delivery of the Letter of Credit, draft, message, document, or advice, whether transmitted by courier, mail, or hand, or by facsimile, cable, telex, telegraph, or other telecommunication, or otherwise, whether or not encrypted;

(iv) errors in interpretation of technical terms or in translation, and the Bank and its correspondents may transmit terms of the Letter of Credit and related documents and drafts without translation;

(v) any claim or basis for a claim for breach of warranty by the Borrower or the Bank against any beneficiary of the Letter of Credit or the existence of any claim, setoff, defense, or other right that the Borrower may have at any time against any beneficiary or any successor thereof, any transferee of the Letter of Credit, the Bank or any correspondent or agent thereof, or any other Person, whether in connection with the underlying transaction or any unrelated transaction or other matter;

(vi) any payment or other honor by the Bank against a draft or other document presented under the Letter of Credit containing one or more material or consequential discrepancies which causes such presentation to not comply substantially with the terms or conditions of the Letter of Credit and the Bank has notified the Borrower (orally or in writing by facsimile transmission or otherwise) of such discrepancy unless (A) the Bank receives from the Borrower notice in writing, within one (1) Business Day after the Borrower received notice of the discrepancy from the Bank, of the Borrower's objection to such discrepancy, and (B) the Borrower takes all reasonable steps to mitigate any loss;

(vii) any failure of the Bank to issue the Letter of Credit in the form requested by the Borrower, unless the Bank receives written notice from the Borrower of such failure within one (1) Business Day after the Borrower shall have received (by facsimile transmission or otherwise) a copy of the Letter of Credit and such error is material and consequential;

(viii) any payment or other honor under the Letter of Credit that is made after the expiration thereof if such date of expiration occurs during a force majeure affecting the office of the Bank or the office of any other bank through which payment is to be made under such Letter of Credit; or

(ix) any action or inaction, including failure or compulsion to pay or accept a draft, taken or suffered by the Bank or any of its correspondents in connection with the Letter of Credit, draft, document, or property and resulting from any censorship, law, regulation, order, control, restriction, or the like rightfully or wrongly exercised by any de facto or de jure domestic or foreign Official Body or other purported authority or from any other cause beyond the Bank's control or the control of the Bank's correspondents or their respective agents, or for any loss or damage to the Borrower or anyone else or to any property of the Borrower or anyone else resulting from any such failure to pay or accept.

(b) The Bank is authorized to honor any draft without regard to, and without any duty on the Bank's part to inquire into, any underlying transaction or any disputes or controversies between Borrower and any beneficiary of the Letter of Credit or any other Person or the respective rights, duties, or liabilities of any of them or whether any facts or occurrences represented in any of the documents presented under the Letter of Credit are true or correct or whether any draft or document related to the Letter of Credit is forged or fraudulent or whether honor of a presentation under the Letter of Credit would facilitate a fraud or misrepresentation, notwithstanding that the Bank may have assisted the Borrower in the preparation of the wording of the Letter of Credit or any drafts or other documents required to be presented thereunder or that the Bank may be aware of any underlying transaction or familiar with any of the parties thereto.

(c) The Borrower is responsible to the Bank for all obligations imposed upon the Bank with respect to the Letter of Credit and all related drafts and documents.  The Borrower agrees that any action, inaction, or omission by the Bank, any correspondent of the Bank, or their respective agents under or in connection with the Letter of Credit or any related drafts or documents shall be binding on the Borrower, shall not diminish or impair any obligations of the Borrower hereunder, and shall not put the Bank or the Bank's correspondent or their respective agents under any resulting liability to the Borrower in the absence of gross negligence or willful misconduct.  Without limiting the generality of the foregoing, the Bank and each of the Bank's correspondents and their respective agents:

(i) may rely on any oral, telephonic, telegraphic, facsimile, electronic, written, or other communication believed in good faith by the Bank, any correspondent of the Bank, or any agent of either to have been authorized or given by or on behalf of the Borrower;

(ii) shall not be responsible for the identity or authority of any signer or the form, accuracy, genuineness, falsification, or legal effect of any draft or other document presented under the Letter of Credit if such draft or document appears on its face to be in order;

(iii) shall not be responsible for any acts or omissions by or the solvency of any beneficiary of the Letter of Credit or any other Person having any role in any underlying transaction relating to the Letter of Credit;

(iv) may accept or pay, as complying with the terms and conditions of the Letter of Credit, any draft or other document appearing on its face substantially to comply with the terms and conditions of the Letter of Credit;

(v) may disregard (A) any requirement stated in the Letter of Credit that any draft or other document be presented to it at a particular hour or place, and (B) any discrepancies in any presentation under the Letter of Credit that do not reflect a reduction in the value of any beneficiary's performance to the Borrower in the related underlying transaction;

(vi) may accept as a draft any written or electronic demand or request for payment or honor under the Letter of Credit regardless of the legal sufficiency of such demand or request as a negotiable instrument;

(vii) shall not be responsible for the effectiveness or suitability of the Letter of Credit for any purpose of the Borrower or for any acts or omissions of the users of the Letter of Credit;

(viii) shall not be liable to the Borrower for any consequential, punitive, or special damages, or for any damages resulting from any change in the value of any goods or other property to which an underlying transaction relates;

(ix) may honor a previously dishonored presentation under the Letter of Credit, whether pursuant to court order, to settle or compromise any claim that it wrongfully dishonored, or otherwise, and shall be entitled to reimbursement to the same extent as if it had initially honored, plus reimbursement of any interest paid by it;

(x) may honor, upon receipt, any drawing that is payable upon presentation of a statement advising negotiation or payment (even if such statement indicates that a draft or other document is being separately delivered) and shall not be liable for any failure of any draft or other document to arrive or to conform in any way with the draft or other document referred to in the statement or any underlying contract; and

(xi) may pay any paying or negotiating bank (designated or permitted by the Letter of Credit) claiming that it rightfully honored under the laws or practices of the place where it is located.

(d) In the event the Borrower or any other Person seeks to forestall or enjoin the honoring by the Bank of a presentation under the Letter of Credit, the Bank shall have no obligation to delay or refuse to honor the presentation until validly so ordered by a court of competent jurisdiction, and all costs and expenses of the Bank relating thereto (including reasonable attorneys' fees and other related expenses) shall be borne by  the Borrower notwithstanding what party prevails in any such action.

(e) Neither the Bank nor any correspondent of the Bank nor any of their respective agents shall be responsible or liable to the Borrower for or as a result of any of the circumstances described in this Section 2.04, and the Borrower assumes all risks and responsibility for each of the circumstances addressed in this Section 2.04.

Section 2.05 Indemnification.

(a) The Borrower shall indemnify and hold the Bank, any parent entity of the Bank, the Bank's and such parent's affiliates and subsidiaries, and each of their respective agent, officers, directors, shareholders, and employees (each, an "Indemnified Party") harmless from and against any and all claims, liabilities, losses, damages, taxes (excluding taxes imposed on the net income of any Indemnified Party), fees, duties, levies, imposts deductions, charges, withholdings, penalties, interest, judgments, costs, and expenses, including reasonable attorneys' fees and related costs (including those fees and costs of counsel employed by the Indemnified Parties), that may be incurred by or asserted or awarded against any Indemnified Party, in any case arising out of or in connection or by reason of, or in connection with the preparation for a defense of, any investigation, litigation, or proceeding arising out of or in connection with or by reason of:

(i) The Letter of Credit, any draft, any underlying transaction, or this Agreement or any other Bank Documents;

(ii) any payment or action taken in connection with the Letter of Credit (including any action or proceeding seeking to restrain any drawing under the Letter of Credit or to compel or restrain the payment of any amount or the taking of any other action under the Letter of Credit or any Bank Document or to obtain similar relief (including by way of interpleader, declaratory judgment, attachment, or otherwise) and regardless who is the prevailing party in any such action or proceeding;

(iii) the enforcement of the Bank Documents or the collection or sale of any property or other collateral, or any act or omission in connection therewith;

(iv) any occurrence or circumstance described in Section 2.04 hereof or any breach by the Borrower of any representation, warranty, covenant, term or condition in or the occurrence of an Event of Default under any Bank Document, the Loan Agreement or the Bond Documents; and

(v) any act or omission of any de jure or de facto Official Body or other cause beyond the control of the Bank, except to the extent such claim, liability, loss, damage, tax (excluding taxes imposed on the net income of the Bank), fees, duties, levies, imposts, deductions, charges, withholdings, penalty, interest, judgment, cost, or expense is found by a final judgment of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Bank.

(b) The Bank shall have no liability to the Borrower or any other Person as a result of any tender of Bonds resulting from any reduction of the credit rating of the Bank or any deterioration in the Bank's financial condition, and the Borrower hereby indemnities and holds harmless each Indemnified Party from any and all claims, damages, losses, liabilities, costs or expenses relating to the Borrower or the Bonds which any Indemnified Party may incur in connection therewith.  No reduction on the credit rating of the Bank or deterioration in the Bank's financial condition shall reduce or in any way diminish the obligations of the Borrower to the Bank under this Agreement and the other Bank Documents, including without limitation the Borrower's obligation to pay Letter of Credit commitment fees to the Bank and to reimburse the Bank for any drawing under the Letter of Credit.

(c) Nothing in this Section 2.05 is intended to limit the Borrower's reimbursement obligations contained in Section 2.02(a).  The obligations of the Borrower under this Section 2.05 shall survive the termination of this Agreement.

ARTICLE III

SECURITY

Section 3.01 Security and Subrogation under Indenture.

  The Borrower and the Bank intend that (a) the Bank will have the security and benefit of the Bond Documents as provided in the Indenture and (b) in the event of one or more draws under the Letter of Credit and the application thereof to the payment of Bonds, the Bank will be subrogated pro tanto to the rights of the Trustee and the holders of such Bonds under the Bond Documents and in and to all funds (except redemption funds) and security held by the Trustee under the Indenture for the payment of the principal of and interest on such Bonds, including without limitation all loan funds, construction funds, project funds, escrow funds, revenue funds, operation funds, debt service funds, reserve funds and other funds (except redemption funds) and securities and other instruments comprising investments thereof. In addition, the Bank shall have any and all other subrogation rights available to the Bank at law and in equity.

Section 3.02 Pledge of Rights to Certain Funds and Investments.

  To secure the Borrower's obligations to the Bank under this Agreement, the Borrower hereby pledges to the Bank, and grants to the Bank a security interest in, all of the Borrower's right, title and interest in and to all funds (except redemption funds) and investments thereof now or hereafter held by the Trustee under the Indenture as security for the payment of the Bonds, including without limitation any and all loan funds, construction funds, project funds, escrow funds, revenue funds, operations funds, debt service funds, reserve funds and other funds and securities and other instruments comprising investments thereof and interest and other income derived therefrom held as security for the payment of the Bonds, such pledge, assignment and grant being under and subject only to the rights of the Trustee under the Indenture.  The Borrower covenants and agrees that it will defend the Bank's rights and security interests created by this Section against the claims and demands of all Persons.  In addition to its other rights and remedies under the Transaction Documents, the Bank shall have all the rights and remedies of a secured party under the Uniform Commercial Code or other applicable law with respect to the security interests created by this Section.  The Bank's rights under this Section are in addition to, and not in lieu of, its rights described in Section 3.01.

Section 3.03 Pledged Bonds.

(a) Pledge.  To secure the Borrower's obligations to the Bank under this Agreement and the Bank Documents, the Borrower hereby pledges and assigns to the Bank, and grants to the Bank a security interest in, all of the Borrower's right, title and interest, now owned or hereafter acquired, in and to any and all unremarketed Pledged Bonds (together with all income therefrom and proceeds thereof) purchased pursuant to the Indenture with the proceeds of a Liquidity Drawing presented under the Letter of Credit for which neither (i) full reimbursement has been made to the Bank nor (ii) the Trustee holds sufficient funds which, pursuant to the Indenture, the Trustee is required to apply on behalf of the Borrower to reimburse the Bank in full for such Liquidity Drawing on the date such Liquidity Drawing is paid by the Bank.  Such unremarketed Pledged Bonds shall be pledged to the Bank, registered in its name as pledgee of the Borrower and delivered to and held by the Trustee as agent for the Bank under this Section 3.03 or, at the option of the Bank by written notice to the Borrower and the Trustee, the Pledged Bonds specified in such notice shall be delivered to and held by the Bank; provided that, if the Pledged Bonds are held in uncertificated form pursuant to an agreement with the Depository Trust Company, or a successor securities depository, then such pledge to the Bank shall be recorded in the registration books maintained by the Trustee and in the records of ownership maintained by the securities depository and any participant through which such Pledged Bonds are held.

(b) Pledged Bond Payments. Any principal of and interest on Pledged Bonds which becomes due and payable (including any due-bills received upon purchase thereof pursuant to the record date provisions of the Indenture or the Bonds) shall be paid to the Bank.  All sums of money so paid to the Bank in respect of Pledged Bonds shall be credited against the obligation of the Borrower to reimburse the Bank, with interest, under Section 2.02(a) for the amount drawn under a Liquidity Drawing to fund the purchase of such Pledged Bonds pursuant to the Indenture.

(c) Release of Pledged Bonds.  If the Borrower pays or causes to be paid in full its obligation under Section 2.02(a) for the reimbursement of the amount (or allocable portion thereof) drawn with a Liquidity Drawing to fund the purchase of Pledged Bonds pursuant to Article 2B of the Indenture (or if the Trustee has received immediately available funds which, pursuant to Section 2B.1(g) or 2B.2(f) of the Indenture, the Trustee is required to pay over promptly to the Bank in an amount sufficient to pay the Borrower's reimbursement obligation under Section 2.02(a) with respect to the amount drawn with such Liquidity Drawing to fund the purchase of such Pledged Bonds), and provided no Default or Event of Default has occurred and is continuing, the Bank will release from the pledge of this Agreement and will deliver, or cause its agent to deliver, such Pledged Bonds (if held in certificated form) to such Person or Persons as the Trustee or the Borrower may direct.  An amount equal to the principal of, plus accrued interest on, such Pledged Bonds shall be presumed (absent notice to the contrary) to be an "amount sufficient" for purposes of this Section 3.03(c) and, upon receipt of such amount by the Trustee for payment to the Bank as aforesaid, the Trustee shall be authorized, upon receipt of the Bank's written confirmation of the reinstatement of the Letter of Credit relating to the Pledged Bonds, to deliver such Pledged Bonds as aforesaid free from the pledge of this Agreement.

(d) No Liability of Bank.  The Bank shall not be liable for failure to collect or realize upon the obligations secured by the Pledged Bonds or any collateral security or guarantee therefor, or any part thereof, or for any delay in so doing, and the Bank shall not be under any obligation to take any action whatsoever with regard thereto.

(e) Representations; Rights and Remedies.  The Borrower represents and warrants to the Bank that the pledge, assignment and delivery of Pledged Bonds pursuant to this Section 3.03 will create a valid first lien on and a first perfected security interest in, all right, title and interest of the Borrower in and to the Pledged Bonds, and the proceeds thereof. The Borrower covenants and agrees that it will defend the Bank's right, title and security interest in and to the Pledged Bonds and the proceeds thereof against the claims and demands of all persons.  In addition to its other rights and remedies under the Transaction Documents, the Bank shall have the rights and remedies of a secured party under the Uniform Commercial Code or other applicable law with respect to the security interests created by this Section.

ARTICLE IV

CONDITIONS PRECEDENT

The obligation of the Bank to issue the Letter of Credit and enter into the Bank Documents is subject to the receipt of or satisfaction of each of the following documents, matters and conditions, all of which must be satisfactory to the Bank in form and substance:

Section 4.01 Closing Fee.

  On the date of execution and delivery hereof, the Borrower shall pay to the Bank the Letter of Credit closing fee due pursuant to Section 2.02(c).

Section 4.02 Documentation.

  The Bank shall have received each of the following, in form and substance satisfactory to the Bank:

(a) Bank Documents.  Fully-executed copies of each of the Bank Documents,  and all schedules thereto prepared by the Borrower;

(b) Bond Documents.  True and correct copies of the executed Bond Documents and all documentation delivered in connection therewith;

(c) Formation and Authorization Documents.  For the Borrower the following formation and authorization documents:

(i) Corporate Resolutions.  A copy, duly certified as true, correct, complete and in effect by its secretary or assistant secretary as of the date hereof, of resolutions of its board of directors authorizing the transactions described in the Transaction Documents and the execution and delivery of and performance under the Transaction Documents and all other documents required to accomplish and implement the foregoing;

(ii) Articles of Incorporation.  A copy of its articles and/or certificate of Incorporation and all amendments, duly certified as of a recent date by the Secretary of State of the state of its incorporation;

(iii) Good Standing Certificates.  A good standing certificate issued as of a recent date by the Secretary of State of the state of its incorporation;

(iv) Bylaws.  A copy of its bylaws and all amendments, certified as true, complete, correct and in effect by its secretary or assistant secretary; and

(v) Incumbency Certificate.  An incumbency certificate executed by its secretary or assistant secretary dated as of the date hereof certifying the names and offices held by the officers of such corporation who are authorized on behalf of such corporation to execute the Bank Documents to be executed by it, together with true signatures of such officers.

(d) Closing Certificate.  A certificate of an Authorized Person dated as of the date of execution and delivery hereof stating that (i) the representations and warranties contained in Article V and in the other Bank Documents are true and correct, (ii) no Default or Event of Default has occurred and is continuing, and (iii) no Material Adverse Change has occurred and is continuing;

(e) Lien Searches.  Results of Uniform Commercial Code, judgment and lien searches for the Borrower, with results satisfactory to the Bank;

(f) Opinion of Borrower's Counsel.  An opinion of Morgan Lewis, counsel to the Borrower, which opinion may be issued, where indicated, in reasonable reliance upon certifications, opinions and other documentation derived from Official Bodies and others having particular access to materials and information necessary to reach the conclusions expressed in such opinion, covering the matters described in Exhibit B hereto;

(g) Other Opinions.  Opinions of Saul Ewing LLP, bond counsel, and of the Office of Chief Counsel of the Pennsylvania Department of Community and Economic Development, each addressed to the Bank, covering such matters as to the Issuer and the Bond Documents as the Bank may reasonably request;

(h) Issuer's Certificate.  A certificate or certificates of the officers of the Issuer covering such matters as to the Issuer and the Bond Documents as the Bank may reasonably request;

(i) Financial Statements.  Audited Financial Statements of the Borrower for the Fiscal Year ended December 31, 2007.

(j) Consents.  All consents of Official Bodies which are required in connection with the transactions contemplated by the Transaction Documents;

(k) Other Conditions.  Such other documents, certificates, approvals, assurances and opinions as are listed in the closing memorandum filed with the Trustee in connection with the issuance of the Bonds, or as listed on a closing checklist prepared by the Bank's counsel, or as the Bank or its counsel may reasonably request; and

(l) Payment of Fees.  Payment of all fees due to the Bank on the date hereof, if any, and payment of all fees and out-of-pocket costs incurred by the Bank's counsel in connection herewith.

Section 4.03 Issuance of Bonds.

  On the date of execution and delivery hereof, all conditions precedent to the issuance and original sale of the Bonds shall have been satisfied and the Bonds shall have been duly issued and delivered.  The Bonds shall provide for amortization as set forth in the Indenture.

ARTICLE V

REPRESENTATIONS AND WARRANTIES

To induce the Bank to enter into this Agreement and issue the Letter of Credit, the Borrower hereby makes the following representations and warranties to the Bank, all of which shall be continuing in nature and shall survive the execution and delivery of this Agreement and the issuance of the Letter of Credit:

Section 5.01 Existence.

  The Borrower is a corporation, duly organized, validly existing and in good standing under the laws of the State.  The Borrower has all necessary permits, licenses, certifications and qualifications to conduct its business as it is presently being conducted, and has complied in all material respects with all applicable requirements of all Official Bodies, to operate its facilities as they are presently being operated.

Section 5.02 Power, Authorization and No Conflicts.

  The execution, delivery and performance by the Borrower of the Transaction Documents are within the Borrower's powers, have been duly authorized by all necessary corporate action of the Borrower and do not contravene the Articles of Incorporation or bylaws  of the Borrower or any Law or judgment applicable to the Borrower or any agreement, contractual or other restriction binding on or affecting the Borrower or any of its properties.

Section 5.03 Governmental and Other Approvals.

  No authorization, approval or other action by, and no notice to or filing with, any Official Body is required for the due execution, delivery and performance by the Borrower of the Transaction Documents, except such as have been obtained.

Section 5.04 Validity, Binding Effect and Enforceability.

  The Transaction Documents are the legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their terms, subject to the application by a court of general principles of equity and to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors' rights generally or limiting the right of specific performance.

Section 5.05 No Litigation.

  There is no pending action or proceeding before any Official Body against or involving the Borrower and, to the best knowledge of the Borrower, there is no threatened action or proceeding affecting the Borrower before any Official Body which has resulted in, or may reasonably be expected to result in, a Material Adverse Change.

Section 5.06 No Violations.

  The Borrower is not in any material way in breach of or in default under (a) any applicable Law of any Official Body or any applicable judgment or decree or (b) any loan agreement, indenture, lease, sublease, bond, note, resolution, agreement or other agreement or instrument to which it is a party or otherwise bound or subject, and no event has occurred and is continuing which, with the passage of time or the giving of notice or both, would constitute an event of default under any such instrument except for violations, if any, which the Borrower has disclosed to the Bank in writing, is proceeding in good faith to remove or correct and which have not and are not reasonably expected to result in a Material Adverse Change.  The Borrower has no knowledge of any violation, nor is there any notice or other record of any violation, of any zoning, subdivision, environmental, building or other statute, ordinance, regulation, restrictive covenant or other restriction applicable to the Premises except for violations, if any, which the Borrower has disclosed to the Bank in writing, is proceeding in good faith to remove or correct and which have not and are not reasonably expected to result in a Material Adverse Change.

Section 5.07 Reserved.

Section 5.08 No Liens.

  There exist no Liens against the Premises (including statutory and other Liens of mechanics, workmen, contractors, subcontractors, suppliers, taxing authorities and others) or any personal property of the Borrower, except for Permitted Liens; and the Borrower has not made a contract or arrangement of any kind, the performance of which by the other party thereto could give rise to a Lien on the Premises by operation of law or otherwise, except for Permitted Liens.

Section 5.09 Reserved.

Section 5.10 Financial Condition; No Material Adverse Change.

(a) Annual Financial Statements. The balance sheet of the Borrower as of December 31, 2007 and the related statements of income and changes in financial position of the Borrower for the Fiscal Year then ended (i) have been prepared in accordance with GAAP, (ii) have been examined by Beard Miller Company, LLP, Certified Public Accountants, (iii) are complete and correct and present fairly the financial condition and results of operations of the Borrower as of and for the period covered thereby, and (iv) accurately reflect all liabilities, including contingent liabilities, of the Borrower as of the date thereof.

(b) Interim Financial Statements. The balance sheet of the Borrower as of March 31, 2008 and the related statement of income for the three (3) months ended March 31, 2008 (i) have been prepared in accordance with GAAP, (ii) are complete and correct and present fairly the financial condition and results of operations of the Borrower as of March 31, 2008 and for the period covered thereby, and (iii) accurately reflect all liabilities, including contingent liabilities, of the Borrower as of the date thereof.

(c) Material Adverse Changes. Since December 31, 2007, the Borrower has conducted its operations in the ordinary course of business, and no Material Adverse Change has occurred.

Section 5.11 Plans and Benefit Arrangements.

(a) The Borrower and each other member of the ERISA Group are in compliance in all material respects with any applicable provisions of ERISA with respect to all Benefit Arrangements, Plans and Multiemployer Plans.  There has been no Prohibited Transaction with respect to any Benefit Arrangement or any Plan or, to the best knowledge of the Borrower, with respect to any Multiemployer Plan or Multiple Employer Plan, which could result in any material liability of the Borrower or any other member of the ERISA Group.  The Borrower and all other members of the ERISA Group have made when due any and all payments required to be made under any agreement relating to a Multiemployer Plan or a Multiple Employer Plan or any Law pertaining thereto.  With respect to each Plan and Multiemployer Plan, the Borrower and each other member of the ERISA Group (i) have fulfilled in all material respects their obligations under the minimum funding standards of ERISA, (ii) have not incurred any liability to the PBGC, and (iii) have not had asserted against them any penalty for failure to fulfill the minimum funding requirements of ERISA.

(b) To the best of the Borrower's knowledge, each Multiemployer Plan and Multiple Employer Plan is able to pay benefits thereunder when due.

(c) Neither the Borrower nor any other member of the ERISA Group has instituted or intends to institute proceedings to terminate any Plan.

(d) No event requiring notice to the PBGC under Section 302(f)(4)(A) of ERISA has occurred or is reasonably expected to occur with respect to any Plan, and no amendment with respect to which security is required under Section 307 of ERISA has been made or is reasonably expected to be made to any Plan.

(e) The aggregate actuarial present value of all accumulated benefit obligations (whether or not vested) under each Plan, as disclosed in, and as of the date of, the most recent actuarial report for such Plan, does not exceed the aggregate fair market value of the assets of such Plan.

(f) Neither the Borrower nor any other member of the ERISA Group has incurred or reasonably expects to incur any material withdrawal liability under ERISA to any Multiemployer Plan or Multiple Employer Plan.  Neither the Borrower nor any other member of the ERISA Group has been notified by any Multiemployer Plan or Multiple Employer Plan that such Multiemployer Plan or Multiple Employer Plan has been terminated within the meaning of Title IV of ERISA and, to the best knowledge of the Borrower, no Multiemployer Plan or Multiple Employer Plan is reasonably expected to be reorganized or terminated, within the meaning of Title IV of ERISA.

(g) To the extent that any Benefit Arrangement is insured, the Borrower and all other members of the ERISA Group have paid when due all premiums required to be paid for all periods through the Closing Date.  To the extent that any Benefit Arrangement is funded other than with insurance, the Borrower and all other members of the ERISA Group have made when due all contributions required to be paid for all periods through the Closing Date.

(h) All Plans, Benefit Arrangements and Multiemployer Plans have been administered in accordance with their terms and applicable Law.

Section 5.12 Environmental Compliance.

(a) The Borrower has not received any Environmental Complaint from any Official Body or private Person alleging that the Borrower or any prior or subsequent owner of any of the Borrower's Facilities is a potentially responsible party under the Comprehensive Environmental Response, Cleanup and Liability Act, 42 U.S.C. § 9601 et seq., and the Borrower has no reason to believe that such an Environmental Complaint might be received.  There are no pending or, to the Borrower's knowledge, threatened Environmental Complaints relating to any prior or subsequent owner of the Premises pertaining to, or arising out of, any Environmental Conditions.

(b) There are no circumstances at, on or under the Premises that constitute a breach of or non-compliance with any of the Environmental Laws, and there are no past or present Environmental Conditions at, on or under any of the Premises or, to the Borrower's knowledge, at, on or under adjacent property, that prevent compliance with the Environmental Laws at the Premises.

(c) Neither the Premises nor any structures, improvements, equipment, fixtures, activities or facilities thereon or thereunder contain or use Regulated Substances except in compliance with Environmental Laws.  There are no processes, facilities, operations, equipment or other activities at, on or under the Premises, or, to the Borrower's knowledge, at, on or under adjacent property, that currently result in the release or threatened release of Regulated Substances onto any of the Premises, except to the extent that such releases or threatened releases are not a breach of or otherwise not a violation of the Environmental Laws.

(d) There are no aboveground storage tanks, underground storage tanks or underground piping associated with such tanks, used for the management of Regulated Substances at, on or under the Premises that (i) do not have, to the extent required by Environmental Laws, a full operational secondary containment system in place, and (ii) are not otherwise in compliance with all Environmental Laws.  There are no abandoned underground storage tanks or underground piping associated with such tanks, previously used for the management of Regulated Substances at, on or under any of the Premises that have not either been closed in place in accordance with Environmental Laws or removed in compliance with all applicable Environmental Laws and no contamination associated with the use of such tanks exists on any of the Premises that is not in compliance with Environmental Laws.

(e) The Borrower has all material permits, licenses, authorizations, plans and approvals necessary under the Environmental Laws for the conduct of its business as presently conducted.  The Borrower has submitted all material notices, reports and other filings required by the Environmental Laws to be submitted to an Official Body which pertain to past and current operations on the Premises.

(f) All past and present on-site generation, storage, processing, treatment, recycling, reclamation, disposal or other use or management of Regulated Substances at, on, or under any of the Premises and all off-site transportation, storage, processing, treatment, recycling, reclamation, disposal or other use or management of Regulated Substances have been done in accordance with the Environmental Laws.

Section 5.13 Disclosure.

  None of the Transaction Documents contains any untrue statement of a material fact respecting the Borrower or omits to state a material fact respecting the Borrower necessary in order to make the statements contained herein and therein, in the light of the circumstances in which they were made, not misleading.  There is no fact known to the Borrower which has resulted in or which may reasonably be expected to result in a Material Adverse Change which has not been set forth in the Bank Documents or in the other documents, certificates and statements furnished to the Bank by or on behalf of the Borrower prior to the date of execution and delivery of this Agreement in connection with the transactions contemplated hereby.

Section 5.14 Anti-Terrorism Laws.

(a) General.  Neither the Borrower nor any subsidiary of the Borrower is in violation of any Anti-Terrorism Law or engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law.

(b) Executive Order No. 13224.  Neither the Borrower nor any subsidiary of the Borrower, or their respective agents acting or benefiting in any capacity in connection with the Letter of Credit or other transactions hereunder, is any of the following (each a "Blocked Person"):

(i) a Person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order No. 13224;

(ii) a Person owned or controlled by, or acting for or on behalf of, any Person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order No. 13224;

(iii) a Person or entity with which the Bank is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law;

(iv) a Person or entity that commits, threatens or conspires to commit or supports "terrorism" as defined in the Executive Order No. 13224;

(v) a Person or entity that is named as a "specially designated national" on the most current list published by the United States Treasury Department Office of Foreign Asset Control at its official website or any replacement website or other replacement official publication of such list, or

(vi) a person or entity who is affiliated or associated with a person or entity listed above.

Neither the Borrower nor, to the knowledge of the Borrower, any of its agents acting in any capacity in connection with the Letter of Credit or other transactions hereunder (i) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Blocked Person, or (ii) deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order No. 13224.

Section 5.15 Incorporation of Representations and Warranties by Reference.

  The Borrower hereby makes to the Bank the same representations and warranties as are made by the Borrower and set forth in the Bank Documents and Bond Documents, which representations and warranties, as well as the related defined terms contained therein, are hereby incorporated by reference with the same effect as if each and every such representation and warranty and defined term were set forth herein in its entirety.  No amendment to such representations and warranties or defined terms made pursuant thereto shall be effective to amend such representations and warranties and defined terms as incorporated by reference herein without the consent of the Bank.

Section 5.16 Use of Proceeds; Margin Stock; Section 20 Subsidiaries.

(a) General.  The Borrower intends to use the proceeds from the sale of the Bonds in accordance with the terms of the Bond Documents.

(b) Margin Stock.  The Borrower does not engage or intend to engage principally, or as one of its important activities, in the business of extending credit for the purpose, immediately, incidentally or ultimately, of purchasing or carrying margin stock (within the meaning of Regulation U).  No part of the proceeds of any Loan has been or will be used, immediately, incidentally or ultimately, to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock or to refund indebtedness originally incurred for such purpose, or for any purpose which entails a violation of or which is inconsistent with the provisions of the regulations of the Board of Governors of the Federal Reserve System.  The Borrower does not hold or intend to hold margin stock in such amounts that more than twenty-five percent (25%) of the reasonable value of the assets of the Borrower are or will be represented by margin stock.

(c) Section 20 Subsidiaries.  The Borrower does not intend to use and shall not use any portion of the proceeds of the Bonds, directly or indirectly (i) knowingly to purchase any Ineligible Securities from a Section 20 Subsidiary during any period in which such Section 20 Subsidiary makes a market in such Ineligible Securities, (ii) knowingly to purchase during the underwriting or placement period Ineligible Securities being underwritten or privately placed by a Section 20 Subsidiary, or (iii) to make payments of principal or interest on Ineligible Securities underwritten or privately placed by a Section 20 Subsidiary and issued by or for the benefit of the Borrower or any Affiliate of the Borrower.

Section 5.17 Material Adverse Change.

  Since the date of the most recent Financial Statements delivered to the Bank, there has been no Material Adverse Change.

Section 5.18 Condition of and Title to Assets; Status of Leases.

  The Borrower has good title to its properties, assets and leases.  As of the date hereof none of the assets of the Borrower are subject to any Lien except for existing Permitted Liens.  All of the assets and properties of the Borrower that are necessary for the operation of its businesses are in good working condition, ordinary wear and tear excepted, and are able to serve the functions for which they are currently being used.  The Borrower is not in default under, and to the best of its knowledge no other party thereto is in default under, any material lease to which the Borrower is a party.

Section 5.19 Insurance.

  The Borrower currently maintains insurance which meets or exceeds the requirements of Section 6.03 and the applicable insurance requirements set forth in the other Bank Documents, and such insurance is provided by reputable and financially sound insurers and is of such types and at least in such amounts as are customarily carried, and insures against such risks as are customarily insured against, by similar businesses similarly situated and owning, leasing and operating similar properties to those owned, leased and operated by the Borrower.  All of such insurance policies are valid and in full force and effect.  No notice has been given or claim made, and, to the Borrower's knowledge, no grounds exist to cancel or avoid any of such policies or to reduce the coverage provided thereby.

Section 5.20 Taxes.

  All federal, state, local and other tax returns required to have been filed by the Borrower have been filed, and payment or adequate provision has been made for the payment of all taxes, fees, assessments and other governmental charges which have or may become due pursuant to said returns or to assessments received, except to the extent that such taxes, fees, assessments and other charges are being contested in good faith by appropriate proceedings diligently conducted and for which such reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made.  There are no agreements or waivers extending the statutory period of limitations applicable to any federal income tax return of the Borrower for any period.

Section 5.21 No Event of Default; Compliance with Instruments.

  No Default or Event of Default has occurred and is continuing, or will occur or exist after giving effect to the extensions of credit to be made pursuant to any of the Transaction Documents.  The Borrower is not in violation of (i) any term of its certificate of incorporation, bylaws, certificate of limited partnership, partnership agreement, certificate of formation, limited liability company agreement or other organizational documents or (ii) any agreement or instrument to which it is a party or by which it or any of its properties may be subject or bound where such violation has resulted in or may be reasonably likely to result in a Material Adverse Change.

Section 5.22 Patents, Trademarks, Copyrights, Licenses, Etc.

  The Borrower owns or possesses all the material patents, trademarks, service marks, trade names, copyrights, licenses, registrations, franchises, permits and rights necessary to own and operate its properties and to carry on its business as presently conducted and planned to be conducted, without known possible, alleged or actual conflict with the rights of others.

ARTICLE VI

GENERAL COVENANTS

So long as any amount is available under the Letter of Credit, the Liquidity Period has not terminated or any amount is due and owing to the Bank hereunder, the Borrower covenants that, except to the extent the Bank shall otherwise consent in writing, each of the following covenants shall be performed and complied with by the Borrower:

Section 6.01 Maintenance of Existence.

  The Borrower will maintain its existence, rights and privileges and its qualification to do business in the State.

Section 6.02 Compliance with Laws, Etc.

  The Borrower will comply in all material respects with all applicable Laws of any Official Body, except for any such Laws which the Borrower is contesting in good faith by appropriate proceedings and the noncompliance with which during such contest would not result in a Material Adverse Change if the result of such contest were adverse to the Borrower.

Section 6.03 Maintenance of Insurance.

  The Borrower will maintain at all times adequate insurance to the satisfaction of the Bank with insurers acceptable to the Bank against such risks of loss as are customarily insured against and in amounts customarily carried by persons owning, leasing or operating similar properties, including, but not limited to, fire and theft and extended coverage insurance in an amount at least equal to the total full insurable value of the Borrower's insurable property, provided that the amount of such insurance shall at all times be sufficient to prevent the Borrower from becoming a co- insurer under the terms of any insurance policy.  Each such insurance policy covering properties, if any, pledged as collateral for the Borrower's obligations hereunder shall have a long form lender's loss payable endorsement in favor of the Bank, providing for at least thirty (30) days written notice to the Bank prior to cancellation and, in this regard, the Borrower shall cause a certificate of insurance to be delivered to the Bank prior to the issuance of the Letter of Credit and no later than thirty (30) days prior to the expiration of any such insurance coverage.  The Borrower will also keep itself adequately insured at all times against liability on account of injury to persons or property and comply with the insurance provisions of all applicable workers' compensation laws and will effect all such insurance under valid and enforceable policies issued by insurers of recognized responsibility.

Section 6.04 Compliance with Bond Documents and Other Contracts.

  The Borrower will comply with all of its covenants and agreements under the Bond Documents, as the same may hereafter be amended or supplemented from time to time, and comply with, or cause to be complied with, all material requirements and conditions of all material contracts and insurance policies which relate to the Borrower.

Section 6.05 Visitation Rights.

  The Borrower will, at any reasonable time and from time to time, permit the Bank or its agents or representatives to examine and make copies of an abstracts from the records and books of account of, and visit the properties of, the Borrower, and to discuss the affairs, finances and accounts of the Borrower with the officers and accountants of the Borrower.

Section 6.06 Keeping of Books.

  The Borrower will keep proper books of record and account, in which full and correct entries shall be made of financial transactions and the assets and operations of the Borrower in accordance with GAAP, and have a complete audit of such books of record and account made by certified public accountants acceptable to the Bank for each Fiscal Year.

Section 6.07 Maintenance of Properties.

  The Borrower will maintain and preserve all of its properties in good working order and condition, ordinary wear and tear excepted; not permit, commit or suffer any waste of any of its properties; not use or permit the use of any of its properties for any unlawful purpose or permit any nuisance to exist thereon.

Section 6.08 Reporting Requirements.

  The Borrower will furnish or cause to be furnished to the Bank the following in form satisfactory to the Bank:

(a) Quarterly Financial Statements. As soon as available and in any event within forty-five (45) days after the end of the first three quarters of each Fiscal Year of the Borrower:

(i) the Borrower's Financial Statements for the quarter, together with comparative figures for the corresponding period of the prior year, certified, subject to ordinary and usual year-end adjustment, by the chief financial officer of the Borrower;

(ii) a computation by a financial officer of the Borrower as of the end of such fiscal quarter and for the twelve (12) month period then ended of the Borrower's compliance with the financial covenants in Section 6.13, certified and by such officer to be accurate and complete and made in accordance with this Agreement; and

(iii) a certificate signed by an officer of the Borrower stating that (A) during such fiscal quarter the Borrower has delivered and performed all of its covenants and agreements set forth in the Transaction Documents, except as disclosed in such certificate, and (B) no Default or Event of Default has occurred and is continuing, except as disclosed in such certificate.

(b) Annual Financial Statements. As soon as available and in any event within one hundred twenty (120) days after the close of each Fiscal Year of the Borrower:

(i) the Borrower's Financial Statements and tax returns for the year, together with statements of changes in consolidated financial position certified without qualification as to scope, by a certified public accountant acceptable to the Bank;

(ii) computations by a financial officer  of the Borrower as of the end of such Fiscal Year and for such Fiscal Year of the Borrower's compliance with the terms of Section 6.13, certified by such officer to be accurate and complete and made in accordance with this Agreement; and.

(iii) a certificate signed by an officer of the Borrower stating that (A) during such Fiscal Year the Borrower has observed and performed all of its covenants and agreements set forth in this Agreement and the Bond Documents, except as disclosed in such certificate, and (B) neither any Event of Default nor any event which, with the giving of notice or lapse of time or both, would constitute an Event of Default has occurred or is continuing, except as disclosed in such certificate.

(c) Management Letters. Upon receipt thereof by the Borrower, copies of any letter or report with respect to the management, operations or properties of the Borrower submitted to the Borrower by its accountants in connection with any annual or interim audit of the Borrower's accounts, and a copy of any written response of the Borrower to any such letter or report;

(d) Notice of Litigation and Proceedings. As soon as possible and in any event within thirty (30) days after receipt of notice thereof, notice of any pending or threatened litigation, investigation or other proceeding involving the Borrower (i) which could result in a Material Adverse Change or (ii) wherein the potential damages, in the reasonable judgment of the Borrower based upon the advice of counsel experienced in such matters, are not fully covered by the insurance policies maintained by the Borrower (except for the deductible amounts applicable to such policies);

(e) Notice of Material Adverse Change. As soon as possible, notice of any Material Adverse Change;

(f) Notice of Default. As soon as possible and in any event within fifteen (15) days after the occurrence of any Default or Event of Default, a statement of an officer of the Borrower setting forth the details of such Default or Event of Default and the action which the Borrower has or is taking or proposes to take with respect thereto; and

(g) Other Information. Such other information respecting the operations and properties, financial or otherwise, of the Borrower as the Bank may from time to time reasonably request.

Section 6.09 Consent Under Bond Documents.

  The Borrower will obtain the consent of the Bank whenever the consent of the Trustee is required to be obtained under the Bond Documents.

Section 6.10 Reserved.

Section 6.11 Payment of Indebtedness.

  The Borrower will make full and timely payment of the principal of and interest on all Indebtedness of the Borrower, whether now existing or hereafter arising, and comply in all material respects with all covenants and agreements set forth in agreements evidencing Indebtedness of the Borrower.

Section 6.12 Environmental Covenants.

  The Borrower will cause all activities at the Premises during the term of this Agreement to be conducted in compliance with all Environmental Laws.  The Borrower will cause permits, licenses or approvals to be obtained and will cause all notifications to be made, as required by Environmental Laws, and will, at all times, cause compliance with the terms and conditions of any such approvals or notifications.  During the term of this Agreement, if requested by the Bank, the Borrower will provide to the Bank copies of (i) applications or other materials submitted to any Official Body in compliance with Environmental Laws, (ii) any notifications submitted to any Person pursuant to Environmental Laws, (iii) any permit, license, approval, amendment or modification thereto granted pursuant to Environmental Laws, (iv) any record or manifest required to be maintained pursuant to Environmental Laws, and (v) any correspondence, notice of violation, summons, order, complaint or other document received by the Borrower, its lessees, sublessees or assigns, pertaining to compliance with any Environmental Laws.

Section 6.13 Financial Covenants.

  At all times during the term hereof, the Borrower shall comply with the following financial covenants:

(a) Minimum Equity to Capitalization Ratio.                                                                                                The Borrower will maintain a ratio of shareholders' equity in Borrower divided by the sum of shareholders' equity in Borrower plus Funded Debt, all as determined and consolidated in accordance with GAAP, of not less than 38%, as of the end of each fiscal quarter for the quarter then ending.

(b) Minimum Interest Coverage Ratio. The Borrower will maintain a ratio of the sum of Net Income plus interest expense plus income tax expense divided by interest expense, all as determined and consolidated in accordance with GAAP, of not less than 1.80 to 1.00, as of the end of each fiscal quarter for the four (4) quarters then ending.

For purposes of this Section 6.13, the following terms shall have the following meanings:

(i) "Net Income" means, with respect to a specified twelve (12) month period, all operating and nonoperating income, less all operating and non-operating expenses, including depreciation, amortization and interest expenses, as determined and consolidated in accordance with GAAP.  In calculating Net Income, there shall be excluded extraordinary gains and losses, any revenues and expenses from disposition of capital assets and insurance policies (other than business interruption insurance proceeds) and condemnation awards).

(ii) "Funded Debt" shall mean all obligations for the payment of money, incurred, assumed or guaranteed by the Borrower, whether due and payable in all events, or upon the performance of work, the possession of property as lessee or the rendering of services by others, including the Bonds.

Section 6.14 Payments of Taxes and Other Charges.

  The Borrower will pay or cause to be paid all taxes, assessments and other governmental charges to which the Borrower or its properties are or shall be subject before such charges become delinquent, except that no such charge need be paid for so long as its validity or amount shall be contested in good faith by appropriate proceedings duly prosecuted and the Borrower shall have set up on its books such reserve with respect thereto as shall be dictated by sound accounting practices.

Section 6.15 Reserved.

Section 6.16 Reserved.

Section 6.17 ERISA.

  The Borrower shall not:

(a) fail to satisfy the minimum funding requirements of ERISA and the Internal Revenue Code with respect to any Plan;

(b) request a minimum funding waiver from the Internal Revenue Service with respect to any Plan;

(c) engage in a Prohibited Transaction with any Plan, Benefit Arrangement or Multiemployer Plan which, alone or in conjunction with any other circumstances or set of circumstances resulting in liability under ERISA, would constitute a Material Adverse Change;

(d) permit the aggregate actuarial present value of all accumulated benefit obligations (whether or not vested) under each Plan, as disclosed in the most recent actuarial report completed with respect to such Plan, to exceed, as of any actuarial valuation date, the fair market value of the assets of such Plan;

(e) fail to make when due any contribution to any Multiemployer Plan that the Borrower or any member of the ERISA Group may be required to make under any agreement relating to such Multiemployer Plan, or any Law pertaining thereto;

(f) withdraw (completely or partially) from any Multiemployer Plan or withdraw (or be deemed under Section 4062(e) of ERISA to withdraw) from any Multiple Employer Plan, where any such withdrawal is likely to result in a material liability of the Borrower or any member of the ERISA Group;

(g) terminate, or institute proceedings to terminate, any Plan, where such termination is likely to result in a material liability to the Borrower or any member of the ERISA Group;

(h) make any amendment to any Plan with respect to which security is required under Section 307 of ERISA; or

(i) fail to give any and all notices and make all disclosures and governmental filings required under ERISA or the Internal Revenue Code, where such failure is likely to result in a material adverse change.

Section 6.18 Amendments to Bond Documents.

  The Borrower will not consent to or enter into any amendment of, supplement to or replacement of the Bond Documents without the consent of the Bank.

Section 6.19 Liens and Encumbrances.

  The Borrower will not create, assume, incur or suffer to exist any Liens with respect to any of its property or assets, whether real, personal, mixed, or tangible or intangible, and whether now owned or hereafter acquired, or upon any income or profits therefrom, except Permitted Liens, provided the foregoing restriction shall not apply to or prevent (a) the pledges or deposits described in Section 6.10(a)(1), (3) and (4) of the Loan Agreement or (b) any judgment in the course of appeal or otherwise in contest or stay of legal proceedings, which judgment or stay is secured by sufficient bond or security.

Section 6.20 Change in Business.

  The Borrower will not make or permit any material change in the nature of its business as carried on as of the date hereof.

Section 6.21 Limitation on Optional Calls.

  The Borrower will not exercise its rights under the Bond Documents to direct the Issuer to call the Bonds for any optional redemption thereof, unless the Borrower first demonstrates to the reasonable satisfaction of the Bank that at the time of such redemption the Bank will be fully reimbursed for all drawings on the Letter of Credit in connection with such redemption.

Section 6.22 Reserved.

Section 6.23 Anti-Terrorism Laws.

  The Borrower and its Affiliates and agents shall not (i) conduct any business or engage in any transaction or dealing with any Blocked Person, including the making or receiving any contribution of funds, goods or services to or for the benefit of any Blocked Person, (ii) deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order No. 13224; or (iii) engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in the Executive Order No. 13224, the USA Patriot Act or any other Anti-Terrorism Law.  The Borrower shall deliver to the Bank any certification or other reasonable evidence requested from time to time by the Bank in its sole discretion, confirming the Borrower's compliance with this Section 6.23.

ARTICLE VII

RESERVED

ARTICLE VIII

DEFAULTS AND REMEDIES

Section 8.01 Defaults.

  Each of the following shall constitute an event of default hereunder ("Event of Default"):

(a) Certain Payments Under Agreement.  Failure by the Borrower to make or cause to be made when due any payment under this Agreement as (i) reimbursement for a Drawing, (ii) a Letter of Credit commitment fee, or (iii) interest on any such Drawing or commitment fee;

(b) Other Payments Under Bank Documents.  Failure by the Borrower to make any other payment within ten (10) days of the date when it is due under this Agreement or any other Bank Document;

(c) Certain Covenants.  Failure by the Borrower to perform or comply with its covenants contained in Section 6.05 (Visitation Rights) or Section 6.13 (Financial Covenants);

(d) Other Covenants.  Failure by the Borrower to perform or comply with any of the other terms or conditions contained in any Bank Document and continuance of such failure for thirty (30) days after the earlier of written notice from the Bank to the Borrower, or such longer period to which Bank may agree in the case of a default not curable by the exercise of due diligence within such thirty (30) day period, or the Borrower has knowledge that such failure has occurred, provided that the Borrower shall have commenced to cure such default within such thirty (30) day period and shall complete such cure as quickly as reasonably possible with the exercise of due diligence;

(e) Representations and Warranties. Any of the representations or warranties of the Borrower set forth in any Bank Document or any other document furnished to the Bank pursuant to the terms hereof is false or misleading in any material respect;

(f) Invalidity, Etc. Any material provision of any Bank Document shall at any time for any reason cease to be valid and binding on the Borrower or shall be declared to be null and void, or shall be violative of any applicable Law relating to a maximum amount of interest permitted to be contracted for, charged or received, or the validity or enforceability thereof shall be contested by the Borrower or any Official Body, or the Borrower shall deny that it has any or further liability or obligation under any Bank Document;

(g) Events of Default Under Other Transaction Documents. The occurrence of an Event of Default as defined in the Indenture or the Loan Agreement;

(h) Bankruptcy, Insolvency, Etc. The Borrower shall (i) apply for or consent to the appointment of a receiver, trustee, liquidator or the like of the Borrower or of property of the Borrower, or (ii) admit in writing the inability of the Borrower, to pay its debts generally as they become due, or (iii) make a general assignment for the benefit of creditors, or (iv) be adjudicated a bankrupt or insolvent, or (v) commence a voluntary case under the United States Bankruptcy Code or file a voluntary petition or answer seeking reorganization, an arrangement with creditors or an order for relief or seeking to take advantage of any insolvency law or file an answer admitting the material allegations of a petition filed against the Borrower in any bankruptcy, reorganization or insolvency proceeding, or action of the Borrower shall be taken for the purpose of effecting any of the foregoing, or (vi) have instituted against it, if without the application, approval or consent of the Borrower, a proceeding in any court of competent jurisdiction, under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking in respect of the Borrower an order for relief or an adjudication in bankruptcy, reorganization, dissolution, winding up or liquidation, a composition or arrangement with creditors, a readjustment of debts, the appointment of a trustee, receiver, liquidator or custodian or the like of the Borrower or of all or any substantial part of the assets of the Borrower or other like relief in respect thereof under any bankruptcy or insolvency law, and, if such proceeding is being contested by the Borrower in good faith, the same shall (A) result in the entry of an order for relief or any such adjudication or appointment or (B) remain undismissed and undischarged for a period of sixty (60) days;

(i) Dissolution; Cessation of Business.  The Borrower terminates its existence, ceases to exist, dissolves, permanently ceases operations or abandons the operation of any of its material businesses or facilities.

(j) Litigation and Proceedings. Any litigation or administrative or other proceeding ensues, and is not dismissed within thirty (30) days, involving the Borrower or any instrument, contract or document delivered to the Bank in compliance with this Agreement, and the adverse result of such litigation or proceeding would, in the Bank's reasonable opinion, result in a Material Adverse Change;

(k) Reserved.

(l) Reserved.

(m) Insurance. The Borrower fails to maintain in full force and effect any of the hazard or other insurance required pursuant to this Agreement and the other Bank Documents and continuance of such failure for ten (10) days;

(n) ERISA Matters. There occurs a "reportable event" or a "prohibited transaction" on the part of the Borrower under ERISA which remains uncured for a period of thirty (30) days;

(o) Tax Liens. A tax Lien shall be levied against the Borrower or its property, and the Borrower shall not satisfy such tax Lien within five (5) days of such levy, or the Borrower shall fail to promptly and diligently contest the validity or amount of such tax Lien in good faith by appropriate proceedings;

(p) Judgments. The entry of a final judgment in an amount in excess of $500,000 against the Borrower and the failure of the Borrower to discharge such judgment within ten (10) days of the entry thereof;

(q) Other Indebtedness. A default with respect to any other Indebtedness in excess of $500,000 in the aggregate of the Borrower, if the effect of such default is to cause or permit the acceleration of such Indebtedness;

(r) Other Agreements with Bank. The occurrence of a default under any other agreement between the Borrower and the Bank; or

(s) Material Adverse Change. The occurrence of any Material Adverse Change.

Section 8.02 Remedies.

  If an Event of Default has occurred and is continuing uncured, the Bank may at its option take all or any of the following actions:

(a) Notify the Trustee of such Event of Default, direct the Trustee to declare an Event of Default, as defined in the Indenture, and direct the Trustee in writing to call the Bonds for mandatory purchase pursuant to the Indenture or to direct the Trustee to draw on the Letter of Credit, declare the principal of the outstanding Bonds, together with interest accrued thereon, to be due and payable immediately, and direct the Trustee to exercise remedies under the Bond Documents;

(b) Declare the Borrower's Obligations hereunder to be, whereupon the same shall become, immediately due and payable;

(c) Require the Borrower to deposit with the Bank as additional collateral for the Borrower's obligations under this Agreement, cash, cash equivalent and remarketable securities having market value of not less than the Letter of Credit Amount, as determined by the Bank; or

(d) Exercise, or cause to be exercised, any and all such remedies as it may have under any of the Bank Documents, or at law or in equity.

Section 8.03 Waivers; Consents.

  No waiver of, or consent with respect to, any provision of this Agreement or any other Bank Document shall in any event be effective unless the same shall be in writing and signed by the Bank, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given.

Section 8.04 No Waiver; Remedies Cumulative.

  No failure on the part of the Bank to exercise, and no delay in exercising, any right under this Agreement or any other Bank Document shall operate as a waiver thereof; and no single or partial exercise of any right hereunder shall preclude any other or further exercise thereof or the exercise of any other right.  The remedies herein provided are cumulative and not exclusive of any remedies available under any other document or at law or in equity.

Section 8.05 Set-Off.

  Upon the occurrence and during the continuance of any Event of Default, the Bank is hereby authorized at any time and from time to time without notice to the Borrower (any such notice being expressly waived by the Borrower) and, to the fullest extent permitted by law, to set off and to apply any and all balances, credits, deposits (general or special, time or demand, provisional or final), accounts or monies at any time held and other indebtedness at any time owing by the Bank to or for the account of the Borrower against any and all of the Obligations of the Borrower now or hereafter existing under this Agreement or any other Bank Document, whether or not the Bank shall have made any demand hereunder or thereunder and although such obligations may be contingent or unmatured.  The rights of the Bank under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Bank may have.

ARTICLE IX

GENERAL PROVISIONS

Section 9.01 Notices.

  All notices and other communications provided for hereunder shall be in writing and deemed to have been given or made when:  (i) actually delivered by hand, or (ii) when received, if sent by telecopier, nationally recognized overnight courier or other authenticated delivery service, charges prepaid, and addressed as follows:

If to the Bank:

PNC Bank, National Association

4242 Carlisle Pike, 3rd Floor

Camp Hill, PA 17011

Attention: Mary Balciar

Telecopier No.: (717) 739-2387

with a copy to:

PNC Bank, National Association

3rd Floor Firstside Center

500 First Avenue

Pittsburgh, Pennsylvania 15219

Attention: Trade Services Operations

Telecopier No.: (412) 705-0966

If to the Borrower:

The York Water Company

130 East Market Street

York, PA 17401

Attention: Chief Financial Officer

Telecopier No.: (717) 718-3090

If to the Trustee:

Manufacturers and Traders Trust Company

213 Market Street

Harrisburg, Pennsylvania 17401

Attention: Corporate Trust Department

Telecopier No.: (717) 231-2615

If to the Remarketing Agent:

PNC Capital Markets, Inc.

1600 Market Street, 21st Floor

Philadelphia, Pennsylvania 19103

Attention: Manager-Remarketing Desk

Telecopier:	(215) 585-1463

Any such notice to the Bank shall refer to this Agreement and to the Letter of Credit by its number.  Either party hereto and the Trustee and the Remarketing Agent may change the address to which notices to it are to be sent by written notice given to the other Persons listed in this Section.

Section 9.02 Successors and Assigns.

  This Agreement shall inure to the benefit of and shall be binding upon the parties hereto and their respective successors and assigns.  The Borrower may not assign its rights under this Agreement without the prior written consent of the Bank.  The Bank will not assign its obligations under the Letter of Credit without the prior written confirmation of the rating of the Bonds by the agency rating the Bonds.  The Borrower and the Bank intend that no other Person shall have any claim or interest under this Agreement or right of action hereon or hereunder.

Section 9.03 Survival of Covenants.

  All covenants made by the Borrower herein and in the other Bank Documents shall survive the delivery of this Agreement and the Letter of Credit and any advances under the Letter of Credit.

Section 9.04 Counterparts.

  Each Bank Document may be signed in any number of counterpart copies and by the parties to such Bank Document on separate counterparts, but all such copies shall constitute one and the same agreement.  Delivery of an executed counterpart of a signature page to any Bank Document by facsimile transmission shall be as effective as delivery of a manually executed counterpart.  Any party executing any Bank Document by facsimile transmission shall promptly deliver a manually executed counterpart; provided that the failure to do so shall not affect the validity of the counterpart executed and delivered by facsimile transmission.

Section 9.05 Costs, Expenses and Taxes.

  The Borrower agrees to pay on demand all costs and expenses of the Bank in connection with the preparation, execution, delivery and administration of the Transaction Documents or any amendments, supplements or waivers thereto, including, without limitation, the reasonable fees and expenses of counsel for the Bank with respect thereto and with respect to advising the Bank as to its rights and responsibilities under the Transaction Documents, and all costs and expenses, if any, including without limitation reasonable counsel fees and expenses of the Bank, in connection with the enforcement of such documents.  In addition, the Borrower shall pay any and all stamp and other taxes and fees payable or determined to be payable in connection with the execution and delivery of the Transaction Documents and any other documents which may be required by the Bank hereunder and agrees to indemnify and to hold the Bank harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and fees.

Section 9.06 Amendments and Waivers.

  This Agreement and the other Bank Documents may be amended only by an instrument in writing executed by all parties to such Bank Document.  The provisions of any Bank Document may be waived only by a writing executed by the Bank.  No amendment of this Section 9.06 may be made without the prior written consent of the Trustee.  The Rating Agency (as defined in the Indenture), if it has rated and continues to rate the Bonds, shall receive prior written notice of all amendments.

Section 9.07 Severability; Interest Limitation.

  If any provision hereof is found by a court of competent jurisdiction to be prohibited or unenforceable in any jurisdiction, it shall be ineffective as to such jurisdiction only to the extent of such prohibition or unenforceability, and such prohibition or unenforceability shall not invalidate the balance of such provision as to such jurisdiction to the extent it is not prohibited or unenforceable, nor invalidate such provision in any other jurisdiction, nor invalidate the other provisions hereof, all of which shall be liberally construed in favor of the Bank in order to effect the provisions of this Agreement.  Notwithstanding anything to the contrary herein contained, the total liability of the Borrower for payment of interest pursuant hereto shall not exceed the maximum amount, if any, of such interest permitted by applicable Law to be contracted for, charged or received, and if any payments by the Borrower to the Bank include interest in excess of such a maximum amount, the Bank shall apply such excess to the reduction of the unpaid principal amount due pursuant hereto, or if none is due, such excess shall be refunded to the Borrower; provided that, to the extent permitted by applicable Law, in the event the interest is not collected, is applied to principal or is refunded pursuant to this sentence and interest thereafter payable pursuant hereto shall be less than such maximum amount, then such interest thereafter so payable shall be increased up to such maximum amount to the extent necessary to recover the amount of interest, if any, theretofore uncollected, applied to principal or refunded pursuant to this sentence.  Any such application or refund shall not cure or waive any Event of Default.  In determining whether or not any interest payable under this Agreement exceeds the highest rate permitted by law, any nonprincipal payment (except payments specifically stated in this Agreement to be "interest") shall be deemed, to the extent permitted by applicable law, to be an expense, fee, premium or penalty rather than interest.

Section 9.08 Complete Agreement.

  Taken together with the other Bank Documents and any other instruments and documents delivered in compliance herewith, this Agreement is a complete memorandum of the agreement of the Borrower and the Bank.

Section 9.09 Participation.

  Notwithstanding any other provision of this Agreement, the Borrower understands that the Bank may at any time enter into participation agreements with one or more participating banks ("Participating Banks") whereby the Bank will allocate to the Participating Banks certain percentages of the funding obligations of the Bank under the Letter of Credit.  The Borrower agrees to assist the Bank in obtaining Participating Banks, including, without limitation, the submission of any additional information requested by any potential Participating Bank.  Nothing contained in this Section 9.09 shall affect the Bank's obligations and liabilities under the Letter of Credit.

Section 9.10 Governing Law and Jurisdiction.

  This Agreement has been delivered to and accepted by the Bank and will be deemed to be made in the State.  This Agreement will be interpreted and the rights and liabilities of the parties hereto determined in accordance with the laws of the State, excluding its conflict of laws rules.  The Borrower hereby agrees to the jurisdiction of any state or federal court located within the county where the Bank's office indicated in Section 9.01 is situated, or such other venue as the Bank chooses, and consents that all service of process be sent by nationally recognized overnight courier service directed to the Borrower at the Borrower's address set forth herein for notices and service so made will be deemed to be completed on the Business Day after deposit with such courier; provided that nothing contained in this Agreement will prevent the Bank from bringing any action or exercising any rights against any security or against the Borrower individually, or against any property of the Borrower within any other state or nation to enforce any award or judgment obtained in the venue provided above, or such other venue as the Bank chooses.  The Borrower waives any objection to venue and any objection based on a more convenient forum in any action instituted under this Agreement.

Section 9.11 Headings.

  Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement of any other purpose.

Section 9.12 WAIVER OF JURY TRIAL.

  THE BORROWER AND THE BANK WAIVE THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, OR RELATED TO, THE SUBJECT MATTER OF THIS AGREEMENT OR ANY OF THE OTHER BANK DOCUMENTS OR ANY OF THE TRANSACTIONS RELATED TO ANY OF THE BANK DOCUMENTS.  THIS WAIVER IS KNOWINGLY, INTENTIONALLY AND VOLUNTARILY MADE BY THE BORROWER AND THE BANK AND THE BORROWER AND THE BANK ACKNOWLEDGE THAT NEITHER THE BORROWER NOR THE BANK NOR ANY PERSON ACTING ON BEHALF OF THE BORROWER OR THE BANK HAS MADE ANY REPRESENTATIONS OF FACT TO INDUCE THIS WAIVER OF TRIAL BY JURY OR IN ANY WAY TO MODIFY OR NULLIFY ITS EFFECT.  THE BORROWER AND THE BANK FURTHER ACKNOWLEDGE THAT THEY HAVE BEEN REPRESENTED (OR HAVE HAD THE OPPORTUNITY TO BE REPRESENTED) IN THE SIGNING OF THIS AGREEMENT AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL, SELECTED OF THEIR OWN FREE WILL, AND THAT THEY HAVE HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL.  THE BORROWER AND THE BANK FURTHER ACKNOWLEDGE THAT THEY HAVE READ AND UNDERSTAND THE MEANING OF THIS WAIVER PROVISION.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

[SIGNATURE PAGE TO REIMBURSEMENT, CREDIT AND SECURITY AGREEMENT]

IN WITNESS WHEREOF, the Borrower and the Bank have caused this Reimbursement, Credit and Security Agreement to be duly executed and delivered as of the date first above written.

THE YORK WATER COMPANY
ATTEST/WITNESS:
By:/s/Bruce C. McIntosh	By:	/s/Jeffrey R. Hines
Bruce C. McIntosh		Jeffrey R. Hines
Secretary		President and CEO

PNC BANK, NATIONAL ASSOCIATION

By:	/s/Mary R. Balciar
Mary R. Balciar
Vice President

EXHIBIT A

FORM OF PNC BANK, NATIONAL ASSOCIATION

IRREVOCABLE LETTER OF CREDIT

May 7, 2008

Irrevocable Letter of Credit No. 18109378-00-000

Manufacturers and Traders Trust Company

213 Market Street

Harrisburg, Pennsylvania 17101

Attn:                      Corporate Trust Department

Re:	$12,000,000 Pennsylvania Economic Development

Financing Authority

Exempt Facilities Revenue Refunding Bonds, Series A of 2008

(The York Water Company Project) (the "Bonds")

Gentlemen:

1.           At the request and for the account of THE YORK WATER COMPANY (the "Borrower"), we (the "Bank") establish in your favor as Trustee under the Trust Indenture dated as of May 1, 2008 (as the same has been and may from time to time be supplemented or amended, the "Indenture") for the benefit of the Bondholders (as defined in the Indenture) between the Pennsylvania Economic Development Financing Authority (the "Issuer") and you, pursuant to which the Bonds are being issued for the benefit of the Borrower, this irrevocable letter of credit (this "Letter of Credit") in the aggregate amount of $12,185,425 (as from time to time reduced and reinstated as provided in this Letter of Credit, the "Letter of Credit Amount").  Such Letter of Credit Amount shall be available for drawing by you as set forth below in amounts not to exceed (a) $12,000,000 (as from time to time reduced and reinstated as provided in this Letter of Credit, the "Principal Component") with respect to unpaid principal of the Bonds and (b) $185,425 (as from time to time reduced and reinstated as provided in this Letter of Credit, the "Interest Component") with respect to accrued interest on the Bonds.

2.           This Letter of Credit shall expire at 5:00 p.m. local time in Pittsburgh, Pennsylvania, on the date (the "Expiration Date") which is the earliest of: (a) May 6, 2011, unless extended by us (the "Scheduled Expiration Date") (it being understood that we shall be under no obligation herein to grant any such extension), (b) the date of payment of a Final Payment Drawing (as defined below), (c) the date on which we receive a certificate from you on the form of Annex 7 attached hereto, appropriately completed and executed, to the effect that there are no Outstanding Bonds (as defined in the Indenture) other than Bonds secured by an Alternate Credit Facility (as defined in the Indenture) or (d) the date when you surrender this Letter of Credit to the Bank for cancellation.  You agree to surrender this Letter of Credit to us, and not to make any Drawing, after the Expiration Date.

3.           Subject to the provisions of this Letter of Credit, demands for payment under this Letter of Credit may be made by you from time to time prior to the Expiration Date by presentation of your certificate in the form of (a) Annex 1 hereto, appropriately completed and executed, in the case of a drawing for interest on the Bonds under Section 2C.2 of the Indenture (an "Interest Drawing"), (b) Annex 2 hereto, appropriately completed and executed, in the case of a drawing for principal of the Bonds under Section 2C.2 (if less than all of the Outstanding Bonds are being redeemed) of the Indenture (a "Principal Drawing"), (c) Annex 3 hereto, appropriately completed and executed, in the case of a drawing for the purchase price of any Bonds under Section 2B.5 of the Indenture (a "Liquidity Drawing"), and (d) Annex 4 hereto, appropriately completed and executed, in the case of a final drawing for principal of and/or interest on all Outstanding Bonds (as defined in the Indenture) due upon purchase, redemption or payment at maturity under Section 2B.5 or 2C.2 (if all of the Outstanding Bonds are being purchased upon a mandatory tender or redeemed) of the Indenture or upon acceleration of the Outstanding Bonds under Section 7.2 of the Indenture (the "Final Payment Drawing") (each such demand and presentation, a "Drawing").  Payment against conforming documents presented under this Letter of Credit prior to 12:00 noon on any Business Day shall be made by us at or before 10:00 a.m. on the next succeeding Business Day or, in the case of presentation after 12:00 noon, at or before 3:00 p.m. on the next succeeding Business Day; provided, however, that with respect to a Liquidity Drawing, payment against conforming documents presented under this Letter of Credit prior to 11:00 a.m. on any Business Day shall be made by us at or before 3:00 p.m. on the same Business Day.  If requested by you, payment under this Letter of Credit may be made by deposit of immediately available funds into a designated account that you maintain with us, a wire transfer of immediately available funds or by our check, all in accordance with your instructions.  Partial drawings are permitted under this Letter of Credit.  All payments by us under this Letter of Credit will be made with our own funds.

4.           As used in this Letter of Credit "Business Day" means any day other than (i) a Saturday or Sunday, (ii) a day on which commercial banking institutions in Pittsburgh, Pennsylvania or in any other city where either the principal corporate trust office of the Trustee or the office of the Bank at which drafts are to be presented under the Letter of Credit is located are required or authorized by law (including executive order) to close or on which any such office is closed for reasons not related to financial condition, or (iii) a day on which the New York Stock Exchange is closed.  References to any time of day shall refer to Eastern standard time or Eastern daylight savings time, as in effect in Pittsburgh, Pennsylvania on such day.

5.           Each Drawing honored by us under this Letter of Credit shall immediately reduce the Principal Component or the Interest Component (as the case may be) by the amount of such payment, and the Letter of Credit Amount available hereunder shall also be correspondingly reduced.  Upon such honor, our obligations in respect of such Drawing shall be discharged, and we shall have no further obligation in respect of such Drawing. The Principal Component and the Interest Component (and correspondingly the Letter of Credit Amount) so reduced shall be reinstated only as follows:

(a)           In the case of a reduction resulting from payment against an Interest Drawing, the Interest Component shall be reinstated automatically as of our opening of business in Pittsburgh, Pennsylvania on the tenth (10th) Business Day following the date of such payment by an amount equal to the amount of such Interest Drawing, unless you shall have received notice from us in writing not later than the close of business on the ninth (9th) Business Day following the date of such payment that such reinstatement shall not occur because an Event of Default has occurred under the Reimbursement, Credit and Security Agreement dated as of May 1, 2008 between the Borrower and us.

(b)           In the case of a reduction resulting from payment against a Liquidity Drawing with regard to any Bonds, the Principal Component and, if applicable, the Interest Component with respect to such Bonds shall be reinstated (i) automatically when and to the extent that both (A) we have received reimbursement for such drawing in immediately available funds from the Borrower (or you have received immediately available funds which, pursuant to Section 2B.1(g) or 2B.2(f) of the Indenture, you will immediately remit to us as reimbursement for such drawing, such funds to be remitted to the attention of our Letter of Credit Department stating that they are repayments for Liquidity Drawings drawn under PNC Bank, National Association Irrevocable Letter of Credit No. 18109378-00-000) and (B) you have delivered to us a certificate in respect of such reinstatement in the form of Annex 5 attached hereto, appropriately completed and executed, or (ii) when and to the extent that we, at our option, upon the Borrower's request, otherwise advise you in writing that such reinstatement shall occur, it being understood that we shall have no obligation to grant any such reinstatement except as provided in clause (i) of this sentence.  We will give telephonic confirmation (to be further confirmed in writing) to you of each reinstatement pursuant to clause (i) of the preceding sentence.

(c)           The Principal Component and the Interest Component shall otherwise be reinstated as we may from time to time notify you in writing.

6.           The Letter of Credit Amount and the respective Principal and Interest Components thereof shall be reduced automatically, without notice to you, upon our receipt from you of a certificate in the form of Annex 6 attached hereto appropriately completed and executed, each such reduction to be (a) in the amounts necessary to reduce the Letter of Credit Amount and the Principal and Interest Components thereof to the respective amounts specified by you in such certificate and (b) effective on the Business Day on which we receive such certificate from you.

7.           All documents presented to us in connection with any Drawing, and all other communications and notices to us with respect to this Letter of Credit, shall be in writing, dated the date of presentation, and delivered to us at the address set forth on the letterhead of this Letter of Credit and shall specifically refer to "PNC Bank, National Association Irrevocable Letter of Credit No. 18109378-00-000."  Any such documents, communications and notices may be made by delivery in person, first class United States mail or nationally-recognized courier services (postage prepaid) at the office of PNC Bank, National Association, Third Floor, Firstside Center, 500 First Avenue, Pittsburgh, PA  15219, Attn: Trade Services Operations, or by facsimile transmission to  (412) 705-0966 (with hard copy of any transmission to follow by overnight courier).

8.           No person other than you as Trustee or a successor Trustee under the Indenture may make any demand for payment under this Letter of Credit.  This Letter of Credit is transferable in its entirety only to any transferee who has succeeded you as Trustee under the Indenture and may be successively transferred to any subsequent successor Trustee under the Indenture, in each case upon presentation to us of the original of this Letter of Credit accompanied by a certificate in the form of Annex 8 hereto.

9.           This Letter of Credit sets forth in full the terms of our undertaking, and this undertaking shall not in any way be modified, amended, amplified or limited by reference to any document, instrument or agreement referred to herein or in which this Letter of Credit is referred to or to which this Letter of Credit relates, except only the certificates referred to herein; and any such reference shall not be deemed to incorporate herein by reference any document, instrument or agreement, except such certificates.  All certificates referred to herein that are presented to us from time to time shall become an integral part of this Letter of Credit and shall be binding on any transferee permitted by the terms of this Letter of Credit.

10.           Except as herein specifically otherwise provided, this Letter of Credit shall be subject to the ISP.  "ISP" shall mean the International Standby Practices, International Chamber of Commerce Publication No. 590, and any subsequent official revision thereof.  This Letter of Credit shall be deemed to be issued under the laws of the Commonwealth of Pennsylvania and shall, as to matters not governed by the ISP, be governed by and construed in accordance with the internal laws (as opposed to conflicts of law provisions) of said Commonwealth.

Very truly yours,

PNC BANK, NATIONAL ASSOCIATION

By:	/s/Mary R. Balciar
Mary R. Balciar
Vice President

ANNEX 1 to PNC Bank, National Association

Irrevocable Letter of Credit No. 18109378-00-000

PNC Bank, National Association

3rd Floor, Firstside Center

500 Fifth Avenue

Pittsburgh, Pennsylvania 15219

Attention:  Trade Services Operation

Certificate for Interest Drawing of Accrued Interest on Exempt Facilities Revenue Refunding Bonds, Series A of 2008 (The York Water Company Project) Issued by the Pennsylvania Economic Development Financing Authority

The undersigned, a duly authorized officer of Manufacturers and Traders Trust Company, as Trustee (the "Trustee") under the Indenture under which the Bonds have been issued, hereby certifies, with reference to Irrevocable Letter of Credit No. 18109378-00-000 (the "Letter of Credit") issued by PNC Bank, National Association (the "Bank") in favor of the Trustee (the capitalized terms used herein and not defined herein shall have the meanings ascribed to them in the Letter of Credit), that:

1.           The Trustee is the Trustee under the Indenture securing the Bonds and is entitled to present this certificate.

2.           Pursuant to Section 2C.2 of the Indenture, the Trustee is drawing on you in the amount of $_______________.  Such amount represents _______________ days accrued interest on the Bonds.  Such amount does not include any amount accrued on Pledged Bonds (as defined in the Indenture) or Bonds registered in the name of the Borrower, was computed in accordance with the terms and conditions of the Indenture and does not exceed the amount available to be drawn under the Letter of Credit in respect of interest on the Bonds.

3.           The Trustee demands payment of the amount specified in Paragraph 2 above.

IN WITNESS WHEREOF, the Trustee has executed and delivered this Certificate as of the _____ day of _______________, 200_____.

MANUFACTURERS AND TRADERS TRUST COMPANY, as Trustee

By

Name

Title

ANNEX 2 to PNC Bank, National Association

Irrevocable Letter of Credit No. 18109378-00-000

PNC Bank, National Association

3rd Floor, Firstside Center

500 Fifth Avenue

Pittsburgh, Pennsylvania 15219

Attention:  Trade Services Operation

Certificate for Principal Drawing in Respect of Principal of Exempt Facilities Revenue Refunding Bonds, Series A of 2008 (The York Water Company Project) Issued by the Pennsylvania Economic Development Financing Authority

The undersigned, a duly authorized officer of Manufacturers and Traders Trust Company, as Trustee (the "Trustee") under the Indenture under which the Bonds have been issued, hereby certifies, with reference to Irrevocable Letter of Credit No. 18109378-00-000 (the "Letter of Credit") issued by PNC Bank, National Association (the "Bank") in favor of the Trustee (the capitalized terms used herein and not defined herein shall have the meanings ascribed to them in the Letter of Credit), that:

1.           The Trustee is the Trustee under the Indenture securing the Bonds and is entitled to present this certificate.

2.           Pursuant to Section 2C.2 of the Indenture, the Trustee is drawing on you in the amount of $_______________.  Such amount represents payments of principal due with respect to the Bonds on _______________ under Section 2.2 of the Indenture.  Such amount does not include any amount in respect of Pledged Bonds (as defined in the Indenture) or any Bonds registered in the name of the Borrower, is equal to the amount of principal due on the Bonds on such date in accordance with the terms and conditions of the Indenture and does not exceed the amount available to be drawn under the Letter of Credit in respect of principal of the Bonds.

3.           The Trustee demands payment of the amount specified in Paragraph 2 above.

IN WITNESS WHEREOF, the Trustee has executed and delivered this certificate this _____ day of _______________, 200_____.

MANUFACTURERS AND TRADERS TRUST COMPANY, as Trustee

By

Name

Title

ANNEX 3 to PNC Bank, National Association

Irrevocable Letter of Credit No. 18109378-00-000

PNC Bank, National Association

3rd Floor, Firstside Center

500 Fifth Avenue

Pittsburgh, Pennsylvania 15219

Attention:  Trade Services Operation

Certificate for Liquidity Drawing in Respect of the Purchase Price of Exempt Facilities Revenue Refunding Bonds, Series A of 2008 (The York Water Company Project) Issued by the Pennsylvania Economic Development Financing Authority

The undersigned, a duly authorized officer of Manufacturers and Traders Trust Company, as Trustee (the "Trustee") under the Indenture under which the Bonds have been issued, hereby certifies, with reference to Irrevocable Letter of Credit No. 18109378-00-000 (the "Letter of Credit") issued by PNC Bank, National Association (the "Bank") in favor of the Trustee (the capitalized terms used herein and not defined herein shall have the meanings ascribed to them in the Letter of Credit), that:

1.           The Trustee is the Trustee under the Indenture securing the Bonds and is entitled to present this certificate.

2.           Pursuant to Section 2B.5 of the Indenture, the Trustee is drawing on you in the amount of $_______________.  Such amount represents the principal portion in the amount of $_______________ and the accrued interest portion in the amount of $_______________ of the purchase price of Bonds, tendered to the Trustee and not successfully remarketed by the Remarketing Agent (as defined in the Indenture) or remarketed but for which the purchase price has not been received by the Trustee on the date hereof.  Such amount does not include any amount in respect of Pledged Bonds (as defined in the Indenture) or any Bonds registered in the name of the Borrower, was computed in accordance with the terms and conditions of the Indenture and does not exceed the amount available to be drawn under the Letter of Credit in respect of principal of, and interest on, such Bonds.

3.           The Trustee is holding as agent for the Bank, Bonds in the principal amount of $_______________, which amount represents the amount of the principal portion of the Bonds in respect of which a draw is being made on the Letter of Credit pursuant to this certificate.

4.           The Trustee demands payment of the amount specified in Paragraph 2 above.

IN WITNESS WHEREOF, the Trustee has executed and delivered this Certificate this _____ day of _______________, 200_____.

MANUFACTURERS AND TRADERS TRUST COMPANY, as Trustee

By

Name

Title

ANNEX 4 to PNC Bank, National Association

Irrevocable Letter of Credit No. 18109378-00-000

PNC Bank, National Association

3rd Floor, Firstside Center

500 Fifth Avenue

Pittsburgh, Pennsylvania 15219

Attention:  Trade Services Operation

Certificate for Final Payment Drawing in Respect of Principal and Accrued Interest on Exempt Facilities Revenue Refunding Bonds, Series A of 2008 (The York Water Company Project) Issued by the Pennsylvania Economic Development Financing Authority

The undersigned, a duly authorized officer of Manufacturers and Traders Trust Company, as Trustee (the "Trustee") under the Indenture under which the Bonds have been issued, hereby certifies, with reference to Irrevocable Letter of Credit No. 18109378-00-000 (the "Letter of Credit") issued by PNC Bank, National Association (the "Bank") in favor of the Trustee (the capitalized terms used herein and not defined herein shall have the meanings ascribed to them in the Letter of Credit), that:

1.           The Trustee is the Trustee under the Indenture securing the Bonds and is entitled to present this certificate.

2.           Pursuant to Section 2B.5 or 2C.2 of the Indenture, the Trustee is drawing on you in the amount of $_______________.  Such amount represents an unpaid principal amount of $_______________ and/or _______________ days' accrued interest in the amount of $_______________ due upon purchase (pursuant to a mandatory tender) or redemption or payment at maturity under Section 2B.5 of the Indenture or upon acceleration of the Bonds under Section 7.2 of the Indenture.  Such amount does not include any amount in respect of Pledged Bonds (as defined in the Indenture) or any Bonds registered in the name of the Borrower, was computed in accordance with the terms and conditions of the Indenture and does not exceed the amount available to be drawn under the Letter of Credit in respect of principal of, and interest on, the Bonds.

3.           The Trustee demands payment of the amount specified in Paragraph 2 above.

4.           Upon receipt of payment of the amount specified in Paragraph 2 above, the Letter of Credit will be promptly surrendered.

IN WITNESS WHEREOF, the Trustee has executed and delivered this Certificate this _____ day of _______________, 200_.

MANUFACTURERS AND TRADERS TRUST COMPANY, as Trustee

By

Name

Title

ANNEX 5 to PNC Bank, National Association

Irrevocable Letter of Credit No. 18109378-00-000

PNC Bank, National Association

3rd Floor, Firstside Center

500 Fifth Avenue

Pittsburgh, Pennsylvania 15219

Attention:  Trade Services Operation

Liquidity Drawing Reinstatement Certificate for PNC Bank, National Association (the "Bank") Irrevocable Letter of Credit No. 18109378-00-000 (the "Letter of Credit") Supporting Exempt Facilities Revenue Refunding Bonds, Series A of 2008 (The York Water Company Project) Issued by the Pennsylvania Economic Development Financing Authority

The undersigned, a duly authorized officer of Manufacturers and Traders Trust Company, as Trustee (the "Trustee") under the Indenture under which the Bonds have been issued,  hereby certifies, with reference to the Letter of Credit issued by the Bank in favor of the Trustee (the capitalized terms used herein and not defined herein shall have the meanings ascribed to them in the Letter of Credit), that:

1.           The Trustee is the Trustee under the Indenture securing the Bonds and is entitled to present this Certificate.

2.           On the date of this Certificate $_______________ aggregate principal amount of Bonds are being purchased upon a remarketing thereof by the Remarketing Agent (as defined in the Indenture).  All of such Bonds were heretofore purchased (or anticipated to be purchased) with the proceeds of one or more Liquidity Drawings in the total drawing amount, with respect to such Bonds, of $_______________, of which proceeds $_______________ was drawn in respect of principal of such Bonds and $_______________ was drawn in respect of accrued interest on such Bonds.  Prior to the date of this Certificate there has been no reinstatement of the Letter of Credit Amount with respect to amounts drawn by such Liquidity Drawings to purchase such Bonds.

3.           The Trustee has received for immediate payment (or repayment) to the Bank in respect of the Bonds described in Paragraph 2 of this Certificate the total amount of $_______________, consisting of $_______________ from the Remarketing Agent, $_______________ from the Borrower and $_______________ from the Bank.  Such total amount is being paid to the Bank with reference to this Letter of Credit pursuant to Section 2B.1(g) or 2B.2(f) of the Indenture, as reimbursement for amounts drawn under the Letter of Credit by the Liquidity Drawings described in Paragraph 2 of this Certificate; provided that, unless such reimbursement is being made on the same day that payment of such Liquidity Drawings was received by the Trustee from the Bank, the Bonds described in Paragraph 2 of this Certificate will be released for remarketing and such payment to the Bank will be made only upon receipt of telephonic confirmation by the Bank of the reinstatement described in Paragraph 6 below to the Trustee at (_____) _____-__________, Attention:  _______________ (which confirmation shall thereafter be sent in writing to the Trustee at its address on file with you).

4.           Of the total amount referred to in Paragraph 3 of this Certificate, $_______________ represents the aggregate principal amount of Bonds described in Paragraph 2 of this Certificate and $_______________ represents accrued interest on such Bonds.

5.           Payment of the total amount referred to in Paragraph 3 of this Certificate, together with other amounts heretofore paid to the Bank by or on behalf of the Borrower, represents reimbursement for the entire outstanding balance of all amounts drawn in respect of the Bonds described in Paragraph 2 of this Certificate.  The foregoing certification is made in reliance upon representations by the Borrower or the Bank to the Trustee that, upon payment of such amounts, the Bank will be fully reimbursed for all Liquidity Drawings (or allocable portions thereof) made to purchase such Bonds.  No certification is made by the Trustee as to the payment of interest accrued pursuant to the Reimbursement Agreement described in the Letter of Credit on the amounts drawn by such Liquidity Drawings.

6.           Pursuant to Paragraph 5(b) of the Letter of Credit, the Letter of Credit Amount shall be automatically reinstated by an amount equal to $_______________ (which does not exceed the aggregate amount of the Liquidity Drawings, or allocable portions thereof, paid by the Bank to purchase such Bonds), of which $_______________ (which does not exceed the aggregate amount of such Liquidity Drawings, or allocable portions thereof, drawn against the Principal Component) shall be applied to the Principal Component and $_______________ (which does not exceed the aggregate amount of such Liquidity Drawings, or allocable portions thereof, drawn against the Interest Component) shall be applied to the Interest Component.

IN WITNESS WHEREOF, the Trustee has executed and delivered this Certificate this _____ day of _______________, 200_____.

MANUFACTURERS AND TRADERS TRUST COMPANY, as Trustee

By

Name

Title

ANNEX 6 to PNC Bank, National Association

Irrevocable Letter of Credit No. 18109378-00-000

PNC Bank, National Association

3rd Floor, Firstside Center

500 Fifth Avenue

Pittsburgh, Pennsylvania 15219

Attention:  Trade Services Operation

Certificate for Reducing PNC Bank, National Association (the "Bank") Irrevocable Letter of Credit No. 18109378-00-000 (the "Letter of Credit") Supporting Exempt Facilities Revenue Refunding Bonds, Series A of 2008 (The York Water Company Project) Issued by the Pennsylvania Economic Development Financing Authority

The undersigned, a duly authorized officer of Manufactures and Traders Trust Company, as Trustee (the "Trustee") under the Indenture under which the Bonds have been issued, hereby certifies (the capitalized terms used herein and not defined herein shall have the meanings ascribed to them in the Letter of Credit), that:

1.           The Trustee is the Trustee under the Indenture securing the Bonds and is entitled to present this certificate.

2.           The Trustee hereby notifies you that on or prior to the date of this certificate, $_______________ in principal amount of the Bonds have been redeemed, defeased or otherwise are no longer outstanding pursuant to the Indenture.

3.           Pursuant to the terms of the Letter of Credit, the Bank is hereby directed to reduce the Letter of Credit Amount and the Principal and Interest Components thereof, effective on the Business Day on which you receive this certificate, so that after such reduction, the Letter of Credit Amount shall be $_______________, of which $_______________ shall be the Principal Component and $_______________ shall be the Interest Component, (calculated on the basis of 47 days' accrued interest at a rate of 12% per annum), less the amount, if any, drawn with Liquidity Drawings to purchase Outstanding Bonds in respect of which the Letter of Credit has not been reinstated.

4.           The foregoing amounts were computed in accordance with the terms and conditions of the Indenture.

IN WITNESS WHEREOF, the Trustee has executed and delivered this Certificate this _____ day of _______________, 200_____.

MANUFACTURES AND TRADERS TRUST COMPANY, as Trustee

By

Name

Title

ANNEX 7 to PNC Bank, National Association

Irrevocable Letter of Credit No. 18109378-00-000

PNC Bank, National Association

3rd Floor, Firstside Center

500 Fifth Avenue

Pittsburgh, Pennsylvania 15219

Attention:  Trade Services Operation

Certificate for Terminating PNC Bank, National Association (the "Bank") Irrevocable Letter of Credit No. 18109378-00-000 (the "Letter of Credit") Supporting Exempt Facilities Revenue Refunding Bonds, Series A of 2008 (The York Water Company Project) Issued by the Pennsylvania Economic Development Financing Authority

The undersigned, a duly authorized officer of Manufacturers and Traders Trust Company, as Trustee (the "Trustee") under the Indenture under which the Bonds have been issued, hereby certifies (the capitalized terms used herein and not defined herein shall have the meanings ascribed to them in the Letter of Credit) that:

1.           The Trustee is the Trustee under the Indenture for the holders of the Bonds.

2.           Pursuant to the Indenture and the Letter of Credit, the Letter of Credit shall be terminated on the date the Bank receives this Certificate, and the Trustee is herewith surrendering the Letter of Credit for cancellation, because no Bonds remain outstanding other than Bonds secured by an Alternate Credit Facility.

IN WITNESS WHEREOF, the Trustee has executed and delivered this Certificate this _____ day of _______________, 200_____.

MANUFACTURERS AND TRADERS TRUST COMPANY, as Trustee

By

Name

Title

ANNEX 8 to PNC Bank, National Association

Irrevocable Letter of Credit No. 18109378-00-000

PNC Bank, National Association

3rd Floor, Firstside Center

500 Fifth Avenue

Pittsburgh, Pennsylvania 15219

Attention:  Trade Services Operation

Re:	PNC Bank, National Association

Irrevocable Letter of Credit No. 18109378-00-000

Ladies and Gentlemen:

For value received, the undersigned beneficiary hereby irrevocably transfers to:

(Name of Transferee)

(Address)

all rights of the undersigned beneficiary to draw under the above Letter of Credit in its entirety.  Said transferee has succeeded to the undersigned as Trustee under the Indenture which incorporated the Indenture.  The capitalized terms used herein and not defined herein shall have the meanings ascribed to them in the Letter of Credit.

By this transfer, all rights of the undersigned beneficiary in such Letter of Credit are transferred to the transferee and the transferee shall have the sole rights as beneficiary thereof, including sole rights relating to any amendments whether increases or extensions or other amendments and whether now existing or hereafter made.  All amendments are to be advised direct to the transferee without necessity of any consent of or notice to the undersigned beneficiary.

The original of such Letter of Credit is returned herewith, and in accordance therewith we ask you to transfer the Letter of Credit to the transferee and forward it directly to the transferee with your customary notice of transfer, or that, at your option, you issue a new irrevocable letter of credit in favor of the transferee with provisions consistent with the Letter of Credit.

Very truly yours,

SIGNATURE AUTHENTICATED MANUFACTURES AND TRADERS TRUST COMPANY, as Trustee

By:

Name

Title

EXHIBIT B

REQUIREMENTS FOR OPINION OF BORROWER'S COUNSEL

1.
The Company is a corporation, validly subsisting and authorized to transact business under the laws of the Commonwealth of Pennsylvania, with full corporate power to own its properties and conduct its business as described in the Official Statement.

2.
The Company has full corporate power and authority to enter into the Reimbursement Agreement and the Loan Agreement, and the Reimbursement Agreement and the Loan Agreement have been duly authorized, executed and delivered by the Company and are valid and binding agreements of the Company, enforceable against the Company in accordance with their terms.

3.
The Company has obtained all requisite approvals, licenses and permits (collectively, “Approvals”) to enter into and perform its obligations under the Reimbursement Agreement and the Loan Agreement, including, but not limited to, any Approvals required by the Pennsylvania Public Utility Commission, but excluding any state Blue Sky or related state security clearances or approvals, as to which no opinion is expressed.

4.
To our knowledge, except as may be disclosed in the Official Statement, there is no action, suit, proceeding or investigation at law or in equity before or by any court, public board or body pending or threatened against or affecting the Company or to which the Company is a party or to which property of the Company is subject, wherein an unfavorable decision, ruling or finding would materially and adversely affect the Company, or which would materially and adversely affect the transactions contemplated by the Reimbursement Agreement or the Loan Agreement, or affect in any way the validity of the Reimbursement Agreement or the Loan Agreement.

5.
The execution and delivery by the Company of the Reimbursement Agreement and the Loan Agreement, and compliance by the Company with the provisions thereof, do not and will not (i) result in a violation of the Articles of Incorporation or Bylaws of the Company, or (ii) in any material respect conflict with or constitute, on the part of the Company, a breach of or default under any existing law or ordinance, or any material agreement or material instrument known to us to which the Company is a party, or any administrative regulation, court order or consent decree known to us to which the Company is subject.

The above opinions are subject standard qualifications, limitations, assumptions and exceptions, including, without limitation, bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other laws affecting the rights of creditors generally and general principles of equity.